UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nobel Learning Communities, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

N/A

2)	Aggregate number of securities to which transaction applies:

N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4)	Proposed maximum aggregate value of transaction:

N/A

5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

N/A

2)	Form, Schedule, or Registration Statement No.:

N/A

3)	Filing party:

N/A

4)	Date filed:

N/A

Second Notice of Annual Meeting of Stockholders

To Be Held on October 6, 2004

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Nobel Learning Communities, Inc. will be held on October 6, 2004, commencing at 10:00 a.m. local time, at The Villanova Conference Center, 601 County Line Road, Radnor, Pennsylvania, 19087 (telephone: 610-523-1776)

This Second Notice reiterates the earlier notice of the date, time and place of the 2004 Annual Meeting of Stockholders of Nobel Learning Communities, Inc., which notice was previously mailed on August 20, 2004 to all stockholders of record of the Company.

The 2004 Annual Meeting of Stockholders of Nobel Learning Communities, Inc. will be held for the following purposes:

1. To elect two Class II directors to serve until the third Annual Meeting of Stockholders following their election and until their successors have been duly elected and qualify, or until the director’s earlier death, resignation or removal;

2. To act upon a proposal to adopt a new Nobel Learning Communities, Inc. 2004 Omnibus Incentive Equity Compensation Plan as set forth in Appendix D to the accompanying Proxy Statement;

3. To consider and ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending July 2, 2005; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 3, 2004 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

Sincerely,

Kathy E. Herman
Vice President, General Counsel and Secretary

West Chester, Pennsylvania

September 16, 2004

NOBEL LEARNING COMMUNITIES, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

October 6, 2004

SOLICITATION OF PROXIES, REVOCABILITY AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Nobel Learning Communities, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on October 6, 2004, commencing at 10:00 a.m. local time, at The Villanova Conference Center, 601 County Line Road, Radnor, Pennsylvania 19087. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about September 16, 2004.

Outstanding Shares and Voting Rights

The Board of Directors of the Company (the “Board of Directors”) has set the close of business on September 3, 2004 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 6,679,407 shares of the Company’s Common Stock (“Common Stock”), 933,694.11 shares of the Company’s Series A convertible preferred stock (“Series A Preferred Stock”), 2,096,714 shares of the Company’s Series C convertible preferred stock (“Series C Preferred Stock”), 1,403,979 shares of the Company’s Series E convertible preferred stock (“Series E Preferred Stock”), and 604,870 shares of the Company’s Series F convertible preferred stock (“Series F Preferred Stock”). These securities constitute the only classes of securities entitled to vote at the Meeting.

The holder of each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to be considered; the holder of each share of any of the Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding on the Record Date is entitled, as to each matter to be considered, to that number of votes as is equal to the number of full shares of Common Stock into which such share of convertible preferred stock is then convertible (calculated by rounding any fractional share down to the nearest whole number); and the holder of each share of the Series F Preferred Stock outstanding on the Record Date is entitled, as to each matter to be considered, to that number of votes as is equal to the number of full shares of Common Stock into which such share of Series F Preferred Stock is then convertible (calculated by rounding any fractional share down to the nearest whole number) multiplied by .9623. As of the Record Date, each share of Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock was convertible into 0.2940, 0.25, 1.00 and 1.00 share of Common Stock, respectively.

As of the Record Date, shares of the Company’s Series D convertible preferred stock (“Series D Preferred Stock”) were no longer convertible into Common Stock, and as a result, the holders of the Series D Preferred Stock will not be entitled to vote at the Meeting with respect to those shares.

Quorum and Voting

The presence at the Meeting, in person or by proxy, of the holders of shares representing a majority of the votes represented, in the aggregate, by the Common Stock, and by the Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (such classes of convertible preferred stock are referred to collectively as the “Voting Preferred Stock”), is necessary to constitute a quorum for the transaction of business. The holders of the Common Stock and the Voting Preferred Stock vote together, and not as separate classes, on all matters to be submitted to stockholders at the Meeting (provided, that only the holders of the Series E Preferred Stock will have the right to vote, at future meetings, with respect to the election of the unclassified director). The election of directors will be determined by a plurality vote and the two nominees receiving the most “FOR” votes will be elected. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees likely will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any “broker non-votes” (i.e., shares of Common Stock or Voting Preferred Stock held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum. Other than with respect to the election of directors, all other matters that come before the Meeting require the approval of a majority of the votes represented by the shares of stock present and entitled to vote thereon. Therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes represented by shares present and entitled to vote.

Revocability of Proxies

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company or by the presentation at the Meeting of an instrument of revocation or a duly executed proxy bearing a later date. It also may be revoked by attendance at the Meeting and the casting of a written ballot in person. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with instructions or, as to any matter as to which no instructions are given, for the election of the proposed nominees and proposals.

No Stockholder Proposals

The Company’s certificate of incorporation requires that any stockholder wishing to make a nomination for director or to initiate a proposal or other business at the Meeting must give the Company advance notice before August 30, 2004 (the date ten days following the date that the Company first mailed to stockholders the Company’s notice of the Meeting). In addition, such stockholder advance notice must meet certain other requirements set forth in the Company’s certificate of incorporation and guidelines adopted by the Nominating and Corporate Governance Committee of the Board of Directors. The Company did not receive such required advance notice from any stockholder, whether before or after the deadline for such notice. As a result, only those matters detailed in this Proxy Statement will be considered at and voted upon at the Meeting. With respect to election of directors, proxies cannot be voted for any nominees not named in this Proxy Statement.

Solicitation

The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, and any additional material which may be furnished to stockholders by the Company. Copies of the Company’s solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The Company’s solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged Stocktrans, Inc., the transfer agent for the Common Stock and Preferred Stock, to distribute materials to brokerage houses, banks, custodians and other nominee holders, but not to act as proxy solicitor. The Company will pay Stocktrans approximately $2,500 for these services.

SECURITY OWNERSHIP

Common Stock

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of September 7, 2004 by (1) all beneficial owners of more than 5% of the Common Stock (including preferred stock convertible into Common Stock); (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after the date on which the determination of beneficial ownership is made. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382.

Beneficial Owner	Beneficial Number of Shares	Ownership Percent of Total (1) (2)
KU Learning, L.L.C. (3)	1,883,500	28.2%
Camden Partners Strategic Fund II-A, L.P. (4)	1,504,990	18.4
Allied Capital Corporation (5)	689,132	9.4
Edison Venture Fund II, L.P. (6)	524,178	7.3
Mollusk Holdings, L.L.C. (7)	2,007,768	29.5
Blesbok, LLC (8)	2,028,035	29.7
Wynnefield Partners Small Cap Value L.P. (9)	730,200	10.9
Camden Partners Strategic Fund II-B, L.P. (10)	89,274	1.3
George H. Bernstein (11)	33,333	*
Therese Kreig Crane	0	0
Steven B. Fink (12)	0	0
Joseph W. Harch (13)	0	0
Peter H. Havens (14)	29,880	*
Richard J. Pinola (15)	0	0
Michael J. Rosenthal (16)	0	0
Ralph Smith (17)	0	0
David L. Warnock (18)	0	0
A.J. Clegg (19)	140,385	2.1
Thomas Frank (20)	10,000	*
Kathy E. Herman (21)	5,000	*
Kimberly D. Pablo (22)	7,000	*
Kathleen L. Willard (23)	5,000	*

All executive officers and directors as a group (17 persons) (24)	243,598	3.4%

*	Less than one percent

(1)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 6,679,407 shares outstanding on September 7, 2004, adjusted as required by rules promulgated by the SEC.

(3)

Based on Amendment No. 7 to Schedule 13D filed with the SEC on February 23, 2004, KU Learning, L.L.C. (“KU”) may be deemed to share voting and dispositive power with Knowledge Universe, L.L.C., ET Holdings, L.L.C., ET Consolidated, L.L.C., Hampstead Associates, L.L.C., Mollusk Holdings, L.L.C., Cephalopod

Corporation, Lawrence Investments, L.L.C., Lawrence J. Ellison, Ridgeview Associates, LLC, Blesbok LLC, Michael R. Milken and Lowell J. Milken. KU is engaged in the business of acquiring interests in, and/or operating, other companies and businesses, primarily those engaged in education. Does not include shares issuable upon conversion of shares of Series F Preferred Stock owned by Blesbok, LLC, or shares issuable upon conversion of shares of Series F Preferred Stock owned by Mollusk Holdings, L.L.C. (see footnote 7), beneficial ownership of which is disclaimed by KU. The address of the principal business office of KU is 1250 Fourth Street, Sixth Floor, Santa Monica, CA 90401.

(4)	Consists of 1,325,359 shares issuable upon conversion of 1,325,359 shares of Series E Preferred Stock and 179,631 shares issuable upon conversion of 179,631 shares of Series F Preferred Stock. Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2004, Camden Partners Strategic Fund II-A, L.P. (“Camden II-A”) may be deemed to share voting and dispositive power with its sole general partner, Camden Partners Strategic II, LLC (“Camden Strategic”). In addition, each of Messrs. David L. Warnock, Donald W. Hughes, Richard M. Johnston and Richard M. Berkeley may be deemed to be a beneficial owner of these shares, by virtue of being a managing member of Camden Strategic. Does not include shares owned by Camden Partners Strategic Fund II-B (see footnote 10), beneficial ownership of which is disclaimed by Camden II-A. The address of the principal business office of Camden II-A is One South Street, Suite 2150, Baltimore, MD 21202.

(5)	Based on Amendment No. 1 to Schedule 13D filed with the SEC on November 21, 2003, Allied Capital Corporation may be deemed to share voting and dispositive power with Allied Investment Corporation, its wholly owned subsidiary. Consists of warrants to purchase 531,255 shares and 157,877 shares issuable upon conversion of 157,877 shares of Series F Preferred Stock. Allied Capital Corporation is an internally managed closed-end management investment company. The address of the principal business office of Allied Capital Corporation is 1919 Pennsylvania Avenue N.W., Suite 300, Washington, D.C. 20006.

(6)	Based on Schedule 13G filed with the SEC on February 14, 2003, Edison Venture Fund II, L.P. may be deemed to share voting and dispositive power with Edison Partners II, L.P., its sole general partner, and John H. Martinson, Richard J. Defieux, Gustav H. Koven and Thomas A. Smith, the individual general partners of Edison Partners II, L.P. Based on information most recently provided to the Company, consists of 524,178 shares issuable upon conversion of 2,096,714 shares of Series C Preferred Stock. Edison Venture Fund II, L.P. is a private limited partnership engaged primarily in making private placement investments. The address of the principal business office of Edison Venture Fund II, L.P. is 1009 Lenox Drive #4, Lawrenceville, NJ 08648.

(7)	Consists of 124,268 shares issuable upon conversion of 124,268 shares of Series F Preferred Stock and 1,883,500 shares outstanding owned by KU (as discussed in footnote 3). Based on Amendment No. 7 to Schedule 13D filed with the SEC on February 23, 2004, Mollusk Holdings, L.L.C. (“Mollusk”) may be deemed to share voting and dispositive power with its members, Cephalopod Corporation and Lawrence Investments, L.L.C., and Lawrence J. Ellison, who controls and beneficially owns both such members. Does not include shares owned by Blesbok, LLC, beneficial ownership of which is disclaimed by Mollusk. The address of the principal business office of Mollusk is 101 Ygnacio Valley Road, Suite 310, Walnut Creek, CA 94596-4061.

(8)	Consists of 144,535 shares issuable upon conversion of 144,535 shares of Series F Preferred Stock and 1,883,500 shares outstanding owned by KU (as discussed in footnote 3). Based on Amendment No. 7 to Schedule 13D filed with the SEC on February 23, 2004, Blesbok, LLC (“Blesbok”) may be deemed to share voting and dispositive power with its managing members, Michael R. Milken and Lowell J. Milken. Blesbok is engaged in the business of acquiring interests in, and/or operating, other companies and businesses, primarily, but not limited to, those engaged in education. Does not include shares owned by Mollusk (see footnote 7), beneficial ownership of which is disclaimed by Blesbok. The address of the principal business office of Blesbok is 1250 Fourth Street, Sixth Floor, Santa Monica, CA 90401.

(9)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on August 13, 2004, Wynnefield Partners Small Cap Value, L.P. may be deemed to be part of group also comprised of Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P., Wynnefield Capital Management, LLC, Wynnefield Capital, Inc. and Nelson Obus. The address of the principal business office of Wynnefield Partners Small Cap Value, L.P. is 450 Seventh Avenue, Suite 509, New York, NY 10123.

(10)

Consists of 78,620 shares issuable upon conversion of 78,620 shares of Series E Preferred Stock and 10,654 shares issuable upon conversion of 10,654 shares of Series F Preferred Stock. Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2004, Camden Partners Strategic Fund II-B, L.P. (“Camden

II-B”) may be deemed to share voting and dispositive power with its sole general partner, Camden Strategic. In addition, each of Messrs. David L. Warnock, Donald W. Hughes, Richard M. Johnston and Richard M. Berkeley may be deemed to be a beneficial owner of these shares, by virtue of being a managing member of Camden Strategic. Does not include shares owned by Camden II-A (see footnote 4), beneficial ownership of which is disclaimed by Camden II-B. The address of the principal business office of Camden II-B is One South Street, Suite 2150, Baltimore, MD 21202.

(11)	Consists of 33,333 shares which Mr. Bernstein has the right to purchase upon the exercise of options which are or will be exercisable within 60 days after September 7, 2004.

(12)	Does not include shares owned by KU (see footnote 3), of which Mr. Fink is Vice-Chairman of its member, Knowledge Universe, L.L.C. Mr. Fink disclaims beneficial ownership of any shares held by KU. Additionally, does not include shares owned by Mollusk (see footnote 7), of which Mr. Fink is Chief Executive Officer of its member, Lawrence Investments, L.L.C. Mr. Fink disclaims beneficial ownership of any shares held by Mollusk (except to the extent of his pecuniary interest therein). Mr. Fink’s address is 1250 Fourth Street, Sixth Floor, Santa Monica, CA 90401.

(13)	Does not include shares owned by KU (see footnote 3), to which Mr. Harch is a financial consultant. Mr. Harch disclaims beneficial ownership of any shares held by KU. Mr. Harch’s address is 1250 Fourth Street, Fifth Floor, Santa Monica, CA 90401.

(14)	Consists of 8,875 outstanding shares; 8,000 shares which Mr. Havens has the right to purchase upon the exercise of options which are or will be exercisable within 60 days after September 7, 2004; and 3,234 shares issuable upon conversion of 11,000 shares of Series A Preferred Stock. Also includes 375 outstanding shares held by J.P. Havens TFBO his son and 500 outstanding shares held by J.P. Havens TFBO his daughter over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership, and 1,176 shares issuable upon conversion of 4,000 shares of Series A Preferred Stock held by J.P. Havens TFBO his son and 1,470 shares issuable upon conversion of 5,000 shares of Series A Preferred Stock held by J.P. Havens TFBO his daughter over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership. Also includes 6,250 outstanding shares held by his wife over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership.

(15)	Mr. Pinola’s address is 1818 Market Street, Thirty-third Floor, Philadelphia, PA 19103-3614.

(16)	Mr. Rosenthal’s address is 54 West 21st Street, New York, NY 10022.

(17)	Mr. Smith’s address is 701 St. Paul Street, Baltimore, MD 21202.

(18)	Does not include shares owned by Camden II-A (see footnote 4), of which Mr. Warnock is a managing member of the sole general partner, or shares owned by Camden II-B (see footnote 10), of which Mr. Warnock is also a managing member of the sole general partner. Mr. Warnock disclaims beneficial ownership of any shares held by Camden II-A or Camden II-B. Mr. Warnock’s address is One South Street, Suite 2150, Baltimore, MD 21202.

(19)	Based on Schedule 13D filed with the SEC on February 2, 2004, consists of 140,385 shares issuable upon conversion of 477,500 shares of Series A Preferred Stock. Mr. A.J. Clegg’s address is 136 Hunt Valley Circle, Berwyn, PA 19312.

(20)	Consists of 10,000 shares of restricted stock which vest as of the first date on which the closing price of the Common Stock on the NASDAQ or other recognized national securities exchange is in excess of $11.00 per share (subject to equitable adjustment for stock splits, combinations or other similar events) for any 20 trading days within a period of 30 consecutive trading days, if Mr. Frank is employed by the Company as of such date.

(21)	Consists of 5,000 shares which Ms. Herman has the right to purchase upon the exercise of options which are or will be exercisable within 60 days after September 7, 2004.

(22)	Consists of 7,000 shares which Ms. Pablo has the right to purchase upon the exercise of options which are or will be exercisable within 60 days after September 7, 2004.

(23)	Consists of 5,000 shares which Ms. Willard has the right to purchase upon the exercise of options which are or will be exercisable within 60 days after September 7, 2004.

(24)	Includes information contained in the notes above, as applicable.

Series A Preferred Stock

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Series A Preferred Stock as of September 7, 2004 by (1) all beneficial owners of more than 5% of the Series A Preferred Stock; (2) each director and nominee for election as a director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382.

Beneficial Owner	Beneficial Number of Shares	Ownership Percent of Total (1) (2)
A.J. Clegg (3)	477,500	51.1%
Emanuel Shemin (4)	101,487	10.9
George H. Bernstein	0	0
Therese Kreig Crane	0	0
Steven B. Fink (5)	0	0
Joseph W. Harch (6)	0	0
Peter H. Havens (7)	20,000	*
Richard J. Pinola (8)	0	0
Michael J. Rosenthal (9)	0	0
Ralph Smith (10)	0	0
David L. Warnock (11)	0	0
Thomas Frank	0	0
Kathy E. Herman	0	0
Kimberly D. Pablo	0	0
Kathleen L. Willard	0	0

All executive officers and directors as a group (17 persons) (12)	497,500	53.3%

(1)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 933,694.11 shares outstanding on September 7, 2004, adjusted as required by rules promulgated by the SEC.

(3)	Based on Schedule 13D filed with the SEC on February 2, 2004. Mr. A.J. Clegg’s address is 136 Hunt Valley Circle, Berwyn, PA 19312.

(4)	As reflected on the records of the Company’s transfer agent, Mr. Shemin’s address is 800 South Ocean Blvd., LPH4, Boca Raton, FL 33432.

(5)	Mr. Fink’s address is 1250 Fourth Street, Sixth Floor, Santa Monica, CA 90401.

(6)	Mr. Harch’s address is 1250 Fourth Street, Fifth Floor, Santa Monica, CA 90401.

(7)

Consists of 11,000 shares of Series A Preferred Stock, and 4,000 shares of Series A Preferred Stock held by J.P. Havens TFBO his son and 5,000 shares of Series A Preferred Stock held by J.P. Havens TFBO his daughter over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership.

(8)	Mr. Pinola’s address is 1818 Market Street, Thirty-third Floor, Philadelphia, PA 19103-3614.

(9)	Mr. Rosenthal’s address is 54 West 21st Street, New York, NY 10022.

(10)	Mr. Smith’s address is 701 St. Paul Street, Baltimore, MD 21202.

(11)	Mr. Warnock’s address is One South Street, Suite 2150, Baltimore, MD 21202.

(12)	Includes information contained in the notes above, as applicable.

Series C Preferred Stock

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Series C Preferred Stock as of September 7, 2004 by (1) all beneficial owners of more than 5% of the Series C Preferred Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purposes. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382.

Beneficial Owner	Beneficial Number of Shares	Ownership Percent of Total (1) (2)
Edison Venture Fund II, L.P. (3)	2,096,714	100%
George H. Bernstein	0	0
Therese Kreig Crane	0	0
Steven B. Fink (4)	0	0
Joseph W. Harch (5)	0	0
Peter H. Havens	0	0
Richard J. Pinola (6)	0	0
Michael J. Rosenthal (7)	0	0
Ralph Smith (8)	0	0
David L. Warnock (9)	0	0
A.J. Clegg (10)	0	0
Thomas Frank	0	0
Kathy E. Herman	0	0
Kimberly D. Pablo	0	0
Kathleen L. Willard	0	0

All executive officers and directors as a group (17 persons)	0	0

(1)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 2,096,714 shares outstanding on September 7, 2004, adjusted as required by rules promulgated by the SEC.

(3)

Based on Schedule 13G filed with the SEC on February 14, 2003, Edison Venture Fund II, L.P. may be deemed to share voting and dispositive power with Edison Partners II, L.P., its sole general partner, and John H. Martinson, Richard J. Defieux, Gustav H. Koven and Thomas A. Smith, the individual general partners of Edison Partners II, L.P. Edison Venture Fund II, L.P. is a private limited partnership engaged primarily in making private placement investments. The address of the principal business office of Edison Venture Fund II, L.P. is 1009 Lenox Drive #4, Lawrenceville, NJ 08648.

(4)	Mr. Fink’s address is 1250 Fourth Street, Sixth Floor, Santa Monica, CA 90401.

(5)	Mr. Harch’s address is 1250 Fourth Street, Fifth Floor, Santa Monica, CA 90401.

(6)	Mr. Pinola’s address is 1818 Market Street, Thirty-third Floor, Philadelphia, PA 19103-3614.

(7)	Mr. Rosenthal’s address is 54 West 21st Street, New York, NY 10022.

(8)	Mr. Smith’s address is 701 St. Paul Street, Baltimore, MD 21202.

(9)	Mr. Warnock’s address is One South Street, Suite 2150, Baltimore, MD 21202.

(10)	Mr. A.J. Clegg’s address is 136 Hunt Valley Circle, Berwyn, PA 19312.

Series E Preferred Stock

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Series E Preferred Stock as of September 7, 2004 by (1) all beneficial owners of more than 5% of the Series E Preferred Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purposes. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382.

Beneficial Owner	Beneficial Number of Shares	Ownership Percent of Total (1) (2)
Camden Partners Strategic Fund II-A, L.P. (3)	1,325,359	94.4%
Camden Partners Strategic Fund II-B, L.P. (4)	78,620	5.6
George H. Bernstein	0	0
Therese Kreig Crane	0	0
Steven B. Fink (5)	0	0
Joseph W. Harch (6)	0	0
Peter H. Havens	0	0
Richard J. Pinola (7)	0	0
Michael J. Rosenthal (8)	0	0
Ralph Smith (9)	0	0
David L. Warnock (10)	0	0
A.J. Clegg (11)	0	0
Thomas Frank	0	0
Kathy E. Herman	0	0
Kimberly D. Pablo	0	0
Kathleen L. Willard	0	0

All executive officers and directors as a group (17 persons)	0	0%

(1)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 1,403,979 shares outstanding on September 7, 2004, adjusted as required by rules promulgated by the SEC.

(3)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2004, Camden II-A may be deemed to share voting and dispositive power with its sole general partner, Camden Strategic. In addition, each of Messrs. David L. Warnock, Donald W. Hughes, Richard M. Johnston and Richard M. Berkeley may be deemed to be a beneficial owner of these shares, by virtue of being a managing member of Camden Strategic. Does not include shares owned by Camden II-B (see footnote 4), beneficial ownership of which is disclaimed by Camden II-A. The address of the principal business office of Camden II-A is One South Street, Suite 2150, Baltimore, MD 21202.

(4)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2004, Camden II-B may be deemed to share voting and dispositive power with its sole general partner, Camden Strategic. In addition, each of Messrs. David L. Warnock, Donald W. Hughes, Richard M. Johnston and Richard M. Berkeley may be deemed to be a beneficial owner of these shares, by virtue of being a managing member of Camden Strategic. Does not include shares owned by Camden II-A (see footnote 3), beneficial ownership of which is disclaimed by Camden II-B. The address of the principal business office of Camden II-B is One South Street, Suite 2150, Baltimore, MD 21202.

(5)	Mr. Fink’s address is 1250 Fourth Street, Sixth Floor, Santa Monica, CA 90401.

(6)	Mr. Harch’s address is 1250 Fourth Street, Fifth Floor, Santa Monica, CA 90401.

(7)	Mr. Pinola’s address is 1818 Market Street, Thirty-third Floor, Philadelphia, PA 19103-3614.

(8)	Mr. Rosenthal’s address is 54 West 21st Street, New York, NY 10022.

(9)	Mr. Smith’s address is 701 St. Paul Street, Baltimore, MD 21202.

(10)	Does not include shares of Series E Preferred Stock owned by Camden II-A or Camden II-B, with respect to each of which Mr. Warnock is a managing member of the sole general partner. Mr. Warnock disclaims beneficial ownership of any shares held by Camden II-A or Camden II-B. Mr. Warnock’s address is One South Street, Suite 2150, Baltimore, MD 21202.

(11)	Mr. A.J. Clegg’s address is 136 Hunt Valley Circle, Berwyn, PA 19312.

Series F Preferred Stock

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Series F Preferred Stock as of September 7, 2004 by (1) all beneficial owners of more than 5% of the Series F Preferred Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purposes. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382.

Beneficial Owner	Beneficial Number of Shares	Ownership Percent of Total (1) (2)
Camden Partners Strategic Fund II-A, L.P. (3)	179,631	29.1%
Allied Capital Corporation (4)	157,877	25.6
Blesbok, LLC (5)	144,535	23.4
Mollusk Holdings, L.L.C. (6)	124,268	20.1
George H. Bernstein	0	0
Therese Kreig Crane	0	0
Steven B. Fink (7)	0	0
Joseph W. Harch (8)	0	0
Peter H. Havens	0	0
Richard J. Pinola (9)	0	0
Michael J. Rosenthal (10)	0	0
Ralph Smith (11)	0	0
David L. Warnock (12)	0	0
A.J. Clegg (13)	0	0
Thomas Frank	0	0
Kathy E. Herman	0	0
Kimberly D. Pablo	0	0
Kathleen L. Willard	0	0

All executive officers and directors as a group (17 persons)	0	0%

(1)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 616,965 shares outstanding on September 7, 2004, adjusted as required by rules promulgated by the SEC.

(3)	Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2004, Camden II-A may be deemed to share voting and dispositive power with its sole general partner, Camden Strategic. In addition, each of Messrs. David L. Warnock, Donald W. Hughes, Richard M. Johnston and Richard M. Berkeley may be deemed to be a beneficial owner of these shares, by virtue of being a managing member of Camden Strategic. Does not include shares owned by Camden II-B, beneficial ownership of which is disclaimed by Camden II-A. The address of the principal business office of Camden II-A is One South Street, Suite 2150, Baltimore, MD 21202.

(4)	Based on Amendment No. 1 to Schedule 13D filed with the SEC on November 21, 2003, Allied Capital Corporation may be deemed to share voting and dispositive power with Allied Investment Corporation, its wholly owned subsidiary. The address of the principal business office of Allied Capital Corporation is 1919 Pennsylvania Avenue N.W., Suite 300, Washington, D.C. 20006.

(5)	Based on Amendment No. 7 to Schedule 13D filed with the SEC on February 23, 2004, Blesbok may be deemed to share voting and dispositive power with its managing members, Michael R. Milken and Lowell J. Milken. Blesbok is engaged in the business of acquiring interests in, and/or operating, other companies and businesses, primarily, but not limited to, those engaged in education. Does not include shares owned by Mollusk (see footnote 6), beneficial ownership of which is disclaimed by Blesbok. The address of the principal business office of Blesbok is 1250 Fourth Street, Sixth Floor, Santa Monica, CA 90401.

(6)	Based on Amendment No. 7 to Schedule 13D filed with the SEC on February 23, 2004, Mollusk may be deemed to share voting and dispositive power with its members, Cephalopod Corporation and Lawrence Investments, L.L.C., and Lawrence J. Ellison, who controls and beneficially owns both such members. Does not include shares owned by Blesbok (see footnote 5), beneficial ownership of which is disclaimed by Mollusk. The address of the principal business office of Mollusk is 101 Ygnacio Valley Road, Suite 310, Walnut Creek, CA 94596-4061.

(7)	Does not include shares owned by Mollusk (see footnote 6), of which Mr. Fink is Chief Executive Officer of its member, Lawrence Investments, L.L.C. Mr. Fink disclaims beneficial ownership of any shares held by Mollusk (except to the extent of his pecuniary interest therein). Mr. Fink’s address is 1250 Fourth Street, Sixth Floor, Santa Monica, CA 90401.

(8)	Mr. Harch’s address is 1250 Fourth Street, Fifth Floor, Santa Monica, CA 90401.

(9)	Mr. Pinola’s address is 1818 Market Street, Thirty-third Floor, Philadelphia, PA 19103-3614.

(10)	Mr. Rosenthal’s address is 54 West 21st Street, New York, NY 10022.

(11)	Mr. Smith’s address is 701 St. Paul Street, Baltimore, MD 21202.

(12)	Does not include shares owned by Camden II-A (see footnote 3) or shares owned by Camden II-B, with respect to each of which Mr. Warnock is a managing member of the sole general partner. Mr. Warnock disclaims beneficial ownership of any shares held by Camden II-A or Camden II-B. Mr. Warnock’s address is One South Street, Suite 2150, Baltimore, MD 21202.

(13)	Mr. A.J. Clegg’s address is 136 Hunt Valley Circle, Berwyn, PA 19312.

PROPOSAL 1

ELECTION OF DIRECTOR

(Item 1 on Proxy Card)

Nominees

Two directors will be elected at the Meeting to serve as Class II Directors until the third annual meeting of stockholders following election and until their respective successors have been duly elected and qualified, or until the director’s earlier death, resignation or removal. Directors will be elected by a plurality of the votes properly cast in person or by proxy. If so authorized, the persons named in the accompanying proxy card will vote the shares represented by the accompanying proxy card for the election of each nominee named in this Proxy Statement. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card. If any nominee becomes unable or unwilling to serve at the time of the Meeting, which is not anticipated, the Board of Directors, at its discretion, may designate a substitute nominee or nominees, in which event the shares represented by the accompanying proxy card will be voted for such substituted nominee or nominees. Both of the nominees for election currently serve as directors, and have consented to continue to serve if elected.

On July 10, 2004, Daniel L. Russell resigned from the Board of Directors, creating a vacancy in the Class II Directors. Effective September 2, 2004, Michael J. Rosenthal was appointed by the Board of Directors to serve as a Class II Director in the vacancy created by the earlier resignation of Mr. Russell.

On September 1, 2004, Eugene G. Monaco resigned from the Board of Directors, creating a vacancy in the Class I Directors. Effective September 2, 2004, Richard J. Pinola was appointed by the Board of Directors to serve as a Class I Director in the vacancy created by the earlier resignation of Mr. Monaco.

The following table sets forth information as of September 7, 2004 with respect to the nominees and the continuing directors:

Name of Nominee or Director	Age	Principal Occupation	Director Since
Nominees for a term expiring in 2007 (Class II Directors):

George H. Bernstein	43	President and Chief Executive Officer of the Company	2003

Michael J. Rosenthal	60	Chairman and President of M. J. Rosenthal and Associates, Inc.	2004

The Board of Directors recommends a vote FOR each of the nominees listed above.

Continuing Directors with a term expiring in 2005 (Class III Directors):

Therese Kreig Crane, Ed.D.	54	Senior Education Advisor of Infotech Strategies; Non-Executive Chairman of the Board of Directors	2004

Steven B. Fink	53	Vice Chairman, Knowledge Universe and Chief Executive Officer of Lawrence Investments, L.L.C.	2003

Joseph W. Harch	50	Chairman of Harch Capital Management and Financial Consultant to Knowledge Universe	2003

Continuing Directors with a term expiring in 2006 (Class I Directors):

Richard J. Pinola	58	Chief Executive Officer of Right Management Consultants	2004

Peter H. Havens	50	Chairman of Baldwin Management, LLC	1991

Ralph Smith	56	Senior Vice President of The Annie E. Casey Foundation	2004

Continuing Director with a term expiring in 2006 (Unclassified Director):

David L. Warnock	46	Partner of Camden Partners Holdings, LLC	2003

The following description contains certain information concerning the directors and nominees, including current positions and principal occupations during the past five years.

George H. Bernstein. Mr. Bernstein was named the Company’s Chief Executive Officer and Director in July 2003, and currently holds the title of President and Chief Executive Officer. Between 1997 and 2002, Mr. Bernstein was employed in various positions with Cole National Corporation. Between 2000 and 2002, Mr. Bernstein was President of Pearle Vision, Inc., an 840 unit operator and franchiser of optical retail stores. During parts of 1999 and 2000, Mr. Bernstein was Executive Vice President – Strategic Planning and President of Vision Operations for Cole Vision. Between 1997 and 1999, Mr. Bernstein was the Senior Vice President and General Manager at Things Remembered, an 800 store chain of personalized gift stores. Mr. Bernstein started his business career as a consultant with Bain and Company, a leading strategy consulting firm. Mr. Bernstein earned a B.S. degree in

Business Administration from Bucknell University, and a J.D. degree from Harvard Law School. Mr. Bernstein was named as a director pursuant to his employment agreement. See “Employment Agreements with Executive Officers.”

Therese Kreig Crane, Ed.D. Dr. Crane was appointed to the Board of Directors in February 2004 to serve as its non-executive Chairman. Dr. Crane currently serves in various leadership capacities within the education industry, including as a trustee for the National Education Association Foundation and the Western Governors University and a Director of Questia, Inc. and AlphaSmart. Dr. Crane serves as the Senior Education Advisor to Infotech Strategies educational technology consulting practice. From 2000 to 2003, Dr. Crane was Vice President, Information and Education Products at America Online. Prior to that, she was President of Jostens Learning Corporation and its successor company, Compass Learning. Dr. Crane also held various positions with Apple Computer, including Senior Vice President, Education of Americas, and was a corporate officer as Apple Computer’s Senior Vice President, Worldwide Strategic Market Segments. Dr. Crane started her career as an elementary school classroom teacher. Dr. Crane has a B.S. in elementary education and mathematics from the University of Texas at Austin, an M.Ed. in early childhood education, and an Ed.D. in administrative leadership from the University of North Texas.

Steven B. Fink. Mr. Fink has been the Chief Executive Officer of Lawrence Investments, L.L.C., a technology and biotechnology private equity investment firm that is controlled by Lawrence J. Ellison, since May 2000. Mr. Fink also serves as a Vice Chairman of Knowledge Universe, a position he has held since 1996. From October 1999 to October 2000, he served as Chief Executive Officer of Nextera Enterprises, Inc., an economic consulting company affiliated with Knowledge Universe. From 1981 to 1986, Mr. Fink served as Chief Executive Officer and Chairman of the board of directors of Anthony Manufacturing Company, a specialty glass and conductive coatings manufacturer. He currently serves as Vice Chairman of Heron International, a European real estate development company, and as non-executive Chairman of the Board of Spring Group plc, an information technology services company in the United Kingdom affiliated with Knowledge Universe, and Chairman of the Board of Nextera Enterprises and LeapFrog Enterprises, Inc. Mr. Fink also serves on the boards of directors of privately held companies, and he is a member of the board of trustees of Barnard College, Columbia University. Mr. Fink has a B.S. from the University of California at Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was elected to the Board of Directors as the designee of KU Learning, L.L.C., the beneficial owner of 28.2% of the Common Stock, pursuant to the terms of the KU Board Agreement, as described under “Certain Relationships and Related Transactions,” and could also be deemed to be the nominee of Blesbok and Mollusk pursuant to the terms of the Subordinated Note Agreement, as described under “Certain Relationships and Related Transactions.”

Joseph W. Harch. Since September 2002, Mr. Harch has been a financial consultant to Knowledge Universe and its affiliates. Prior to this position, Mr. Harch founded Harch Capital Management in 1991 and served as its President and Chairman during the period from June 1991 through 2002, where he was involved in financial consulting, investment strategy and portfolio management for its high yield fixed income and equity accounts. Mr. Harch currently serves as Chairman of Harch Capital Management. From 1990 to 1991, Mr. Harch was an investment banker with the firm of Donaldson Lufkin & Jenrette. From October 1988 through February 1990, Mr. Harch was the national High Yield Sales Manager at Drexel Burnham Lambert, where he managed its high yield sales force and syndication department. Mr. Harch is also a director of General Nutrition Centers, Inc. and Spring Group plc, an information technology services company in the United Kingdom affiliated with Knowledge Universe. He graduated from California State University, Fullerton in 1975 with a B.A. in Finance and was a Certified Public Accountant before entering the securities industry. Mr. Harch was elected to the Board of Directors as the designee of KU Learning, L.L.C., the beneficial owner of 28.2% of the Common Stock, pursuant to the terms of the KU Board Agreement, as described under “Certain Relationships and Related Transactions,” and could also be deemed to be the nominee of Blesbok and Mollusk pursuant to the terms of the Subordinated Note Agreement, as described under “Certain Relationships and Related Transactions.”

Peter H. Havens. Mr. Havens has been Chairman of Baldwin Management, LLC, an investment management concern, since July 1999. Previously, he was the Executive Vice President of Bryn Mawr Bank Corporation overseeing the Investment Management and Trust Division. From 1982 through May 1995, Mr. Havens served as manager of Kewanee Enterprises, a private investment firm located in Bryn Mawr, Pennsylvania. He is also chairman of the board of directors of Petroferm, Inc. and Lankenau Hospital Foundation, and a Trustee Emeritus of Ursinus College.

Richard J. Pinola. Mr. Pinola was appointed to the Board of Directors on September 2, 2004. Mr. Pinola is Chief Executive Officer of Right Management Consultants, a global consulting firm specializing in career transition and organizational consulting services, and is a member of the Executive Management Team of Manpower Inc., which acquired Right in January 2004. Mr. Pinola served as Right’s Chairman and Chief Executive from 1994 to 2004. He served as a director of Right since 1990 and as CEO since July of 1992. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company, an $8 billion diversified financial services firm. He is a director on the boards of Reading is Fundamental, Inc.; K-Tron International; the Visiting Nurses Association; King’s College; and Eric M. Godshalk & Co. Mr. Pinola has been a regular speaker on worldwide workforce issues, and has been a guest lecturer at The Yale School of Management. He has served on the boards of directors of the American Lung Association, Janney Montgomery Scott, the Life Office Management Association, and the Horsham Clinic. Mr. Pinola was the founder and director of The Living Wills Archive Company and a founder and board member of the Mutual Association for Professional Services.

Michael J. Rosenthal. Mr. Rosenthal was appointed to the Board of Directors on September 2, 2004. Since 1986, Mr. Rosenthal has served as Chairman and President of M. J. Rosenthal and Associates, Inc., an investment and consulting company. From 1984 to 1986, Mr. Rosenthal served as a partner and a Managing Director of Wesray Capital Corporation, an investment company, and prior to that was Senior Vice President and Managing Director of the Mergers and Acquisitions Department of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm. Most recently, Mr. Rosenthal was Chief Restructuring Officer for Foster Wheeler Ltd. Mr. Rosenthal also serves as a director of MAXXAM, Inc., and as a director and Treasurer of the Horticultural Society of New York. Over the last several years, Mr. Rosenthal has also served as Chairman, a director and/or Chief Executive Officer of a number of companies including American Vision Centers, Inc.; Northwestern Steel & Wire Company; Star Corrugated Box Co., Inc.; Vector Distributors, Inc.; Western Auto Supply Company; and Wilson Sporting Goods Company.

Ralph Smith. Mr. Smith was appointed to the Board of Directors in February 2004. Mr. Smith is Senior Vice President of The Annie E. Casey Foundation, a private philanthropy dedicated to helping build better futures for disadvantaged children in the United States. From 1975 to 1997, Mr. Smith was a member of the faculty of the Law School of the University of Pennsylvania, teaching corporate law, securities regulations, and education law and policy. He has served as counsel to the Congressional Black Caucus and as cooperating attorney for the NAACP, the Center for Constitutional Rights, and the National Conference of Black Lawyers. Mr. Smith has also held a number of senior leadership positions for the School District of Philadelphia, including chief of staff and special counsel. Mr. Smith received his undergraduate degree from Loyola University of Los Angeles, a J.D. from the University of California, and served as a Teaching Fellow and LLM/SJD candidate at Harvard University.

David L. Warnock. Mr. Warnock is a founding Partner of Camden Partners Holdings, LLC (and its predecessor Cahill, Warnock & Company, LLC) an asset management firm established to make private equity investments. Prior to founding Camden Partners Holdings, LLC in 1995, Mr. Warnock had been employed from 1983 through 1995 at T. Rowe Price Associates. He was the President of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II, private equity partnerships. Mr. Warnock was also an Executive Vice President of the T. Rowe Price New Horizons Fund. He serves on the boards of directors of Touchstone Applied Science Associates, a provider of manual and on-line testing, assessment and publications to the K-4 marketplace; Concorde Career Colleges, Inc., which operates vocational education colleges focused on a health care curriculum; Environmental Safeguards, an oil remediation company; CardSystems Solutions, Inc., a provider of end-to-end electronic payment-processing services; and Bridges Learning Systems, a provider of education services focused on children with learning disabilities. During the fiscal year ended July 3, 2004, Mr. Warnock also served, through February 2004, on the boards of directors of Blue Rhino Corp., which provides branded products and services for retailers including branded propane cylinder tank exchange; and QC Holdings, which operates in the consumer finance services market. Mr. Warnock is Chairman of the boards of directors of Calvert Education Services and of the Center for Fathers, Families and Workforce Development. He is also on the board of directors of the National Alliance to End Homelessness and the Calvert School. Mr. Warnock is a Chartered Financial Analyst. Mr. Warnock serves on the Board of Directors in an unclassified term as the designee of Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P., the holders of all of the Series E Preferred Stock and a portion of the Series F Preferred Stock, pursuant to the terms of the June 2003 agreement pursuant to which Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P. purchased an aggregate of 1,333,333 shares of Series E Preferred Stock. See “Certain Relationships and Related Transactions.”

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The NASDAQ Stock Market (“NASDAQ”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ rules, a listed company’s board of directors is required to make a subjective determination as to each independent director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Consistent with these considerations, after review of all relevant information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its senior management and independent auditors, the Board of Directors has determined affirmatively that Dr. Crane and Messrs. Havens, Pinola, Rosenthal, Smith and Warnock are independent directors within the meaning of the applicable NASDAQ listing standards.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

At the beginning of the fiscal year ended July 3, 2004 (“Fiscal 2004”), the Board of Directors consisted of eight directors: Messrs. A.J. Clegg, Fink, Frock, Harch, Havens, Monaco, Russell and Warnock. In connection with Mr. Bernstein’s appointment as Chief Executive Officer of the Company in July 2003, the Board of Directors increased the size of the Board to nine members, and appointed Mr. Bernstein to the Board of Directors on July 31, 2003. In August 2003, Messrs. A.J. Clegg and Frock resigned from the Board of Directors, following which, in September 2003, the Board of Directors decreased its size from nine to seven members. In February 2004, the Board of Directors increased the size of the Board from seven to nine members, and appointed Dr. Crane and Mr. Smith to fill the two vacancies on the Board.

In July, 2004, Mr. Russell resigned from the Board of Directors, and on September 2, 2004, Mr. Rosenthal was appointed by the Board of Directors to fill the vacancy created by Mr. Russell’s resignation. On September 1, 2004, Mr. Monaco resigned from the Board of Directors, and on September 2, 2003, Mr. Pinola was appointed by the Board of Directors to fill the vacancy created by Mr. Monaco’s resignation.

The Board of Directors held a total of 11 meetings during the fiscal year ended July 3, 2004 (“Fiscal 2004”), not including actions adopted by unanimous consent. During Fiscal 2004, each member of the Board of Directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and Committees of the Board of Directors on which he or she served, held during the period for which he or she was a director or committee member, respectively.

In August 2004, the Board adopted a policy encouraging, but not requiring, all directors to attend the Annual Stockholders’ Meeting, either in person or telephonically. Messrs. Bernstein, Havens and Warnock attended the 2003 Annual Meeting of Stockholders.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In addition, in Fiscal 2004, the Company had two separate special committees formed by the Board of Directors to take action with respect to certain extraordinary transactions. The first special committee of the Board of Directors was formed to examine and evaluate a proposed equity infusion in which parties affiliated with members of the Board of Directors were expected to participate, resulting in the issuance of the Series F Preferred Stock. In order to eliminate any conflict of interest in evaluating, negotiating and recommending the acquisition proposal, this special committee was composed of two independent directors – Messrs. Havens and Monaco - who were neither officers nor employees of the Company, and who had no financial interest in the proposed transaction different from the Company’s stockholders generally. This special committee held one meeting during Fiscal 2004. The second special committee of the Board of Directors was formed to review, analyze and approve or reject two proposals to restructure the Company’s senior subordinated debt, and was composed of four independent directors – Dr. Crane, and Messrs. Havens, Monaco and Warnock - who were neither officers nor employees of the Company, and who had no financial interest in the proposed transactions different from the Company’s stockholders generally. This special committee held two meetings during Fiscal 2004.

In Fiscal 2004, the Board of Directors also had a special CEO search committee to guide the process of hiring a new CEO for the Company. This search committee was composed of three directors – Messrs. Russell (Chairman), A.J. Clegg and Warnock. The CEO search committee held two meetings during Fiscal 2004.

Below is a description of each standing committee of the Board of Directors. Each of the standing committees of the Board of Directors has a written charter approved by the Board of Directors. The Board of Directors has determined that each member of each standing committee is independent, as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards, and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

At the beginning of Fiscal 2004, the Audit Committee of the Board of Directors (the “Audit Committee”) was comprised of three outside directors, Messrs. Havens (Chairman), Monaco and Russell. In May 2004, Mr. Russell stepped down from the Audit Committee, and Dr. Crane was appointed to serve on the Audit Committee. On September 1, 2004, Mr. Monaco resigned from the Board of Directors. The Board of Directors will fill the vacancy on the Audit Committee created by Mr. Monaco’s resignation, based upon the recommendation of its Nominating and Corporate Governance Committee, and anticipates that it will do so on or before the date of the Meeting. The Audit Committee assists the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent auditors. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee” and “Appendix A: Audit Committee Charter.”

As required by the applicable NASDAQ listing standards, the members of the Audit Committee each qualify as “independent” under special standards established by the NASDAQ and the SEC for members of audit committees. The Audit Committee also includes at least one independent member who has been determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” The Board of Directors has determined that Mr. Havens qualifies as an “audit committee financial expert” as defined in applicable rules and regulations of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Havens’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Havens any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is currently comprised of two independent directors. At the beginning of Fiscal 2004, the Compensation Committee was comprised of three outside directors, Messrs. Russell (Chairman), Havens and Monaco. In May 2004, Mr. Russell stepped down from the Compensation Committee, and Mr. Warnock was appointed to the Compensation Committee, at which time he was also named as the Chairman of the Committee. On September 1, 2004, Mr. Monaco resigned from the Board of Directors. The Board of Directors will fill the vacancy on the Compensation Committee created by Mr. Monaco’s resignation, based upon the recommendation of its Nominating and Corporate Governance Committee, and anticipates that it will do so on or before the date of the Meeting. The Compensation Committee met three times during Fiscal 2004. The Compensation Committee oversees the compensation policies, plans and programs for the Company’s executive officers; reviews and approves the Company’s overall compensation strategy, including performance criteria relevant to the compensation of the Company’s executive officers; reviews and approves the compensation of the Company’s Chief Executive Officer; considers the recommendation of the Company’s Chief Executive Officer and makes all determinations with respect to the compensation and other terms of employment of the other executive officers; reviews and makes recommendations to the full Board of Directors with respect to the Company’s material employee benefit, bonus, equity and other compensation plans; reviews and approves the compensation of the members of the Board of Directors; and supervises, interprets and administers the Company’s stock option and 401(k) plans and other similar programs. The Compensation Committee also reviews and approves various other company compensation policies and matters.

The responsibilities and activities of the Compensation Committee are described in greater detail in “Report of the Audit Committee on Executive Compensation” and “Appendix B: Compensation Committee Charter.”

Nominating and Corporate Governance Committee

At the beginning of Fiscal 2004, the Board of Directors at large served as the nominating committee. In September 2003, the Board of Directors formed a Nominating Committee to guide the process of identifying nominees for board membership, comprised of three outside directors, Messrs. Fink, Russell and Warnock. In May 2004, the Board of Directors modified this committee, and reestablished it as the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), consisting of three independent directors, Dr. Crane (Chairman), Mr. Smith and Mr. Warnock. The Nominating Committee held three meetings during Fiscal 2004, and the successor Nominating and Corporate Governance Committee held one meeting during Fiscal 2004. The Nominating and Corporate Governance Committee oversees the director nomination process and the Company’s corporate governance functions. The Nominating and Corporate Governance has the primary responsibility for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board of Directors. The Committee recommends to the Board of Directors candidates for election to the Board of Directors, makes recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, and assesses the independence of directors. The responsibilities and activities of the Nominating and Corporate Governance Committee are described in greater detail in “Appendix C: Nominating and Corporate Governance Committee Charter.”

The Nominating and Corporate Governance Committee has established guidelines for evaluating nominees for director. The qualifications that the Nominating and Corporate Governance Committee seeks include: being able to read and understand basic financial statements; being over 21 years of age; having high personal and professional integrity, honesty and ethics; demonstrated acumen and ability, reflected by business experience in positions with a high degree of responsibility and leadership; strategic and independent thinking; and a demonstrated ability to ask critical questions, make analytical inquiries, and exercise sound business judgment. The Nominating and Corporate Governance Committee seeks to include a diverse spectrum of expertise and experience, with each director bringing to the Board of Directors experience or knowledge in one or more fields that is useful to the Company and complementary to the background and experience of the Board of Directors. The Nominating and Corporate Governance Committee also considers the candidate’s commitment to representing rigorously the long-term interests of all of the Company’s stockholders, as well as the candidate’s willingness and ability to devote sufficient time to carrying out his or her duties and responsibilities, and to serve on the Board of Directors for a sustained period. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended (and compliance with any attendance requirements established by the Board of Directors or the Committee), level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee or the Board of Directors may modify these guidelines from time to time and will consider other factors as appropriate.

The Nominating and Corporate Governance Committee will seek nominees through a variety of sources, including suggestions by directors and members of senior management, and such other sources as the Committee believes appropriate. The Nominating and Corporate Governance Committee may also retain a search firm if the Committee believes that to be appropriate. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. Thereafter, consideration of new candidates for nomination to the Board of Directors typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee then meets to discuss and consider such candidates’ qualifications and selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. However, the Nominating and Corporate Governance Committee will evaluate whether candidates suggested by stockholders are identified with any particular issue to such an extent that their ability to effectively represent all of the stockholders on a broad variety of issues might be compromised.

To date, the Nominating and Corporate Governance Committee has not received any director nominee from a stockholder or stockholders holding more than 5% of the Company’s voting stock, other than from stockholders who are also directors.

With regard to the Company’s newest directors, Messrs. Pinola, Rosenthal and Smith were each initially suggested as a candidate by a member of the Board of Directors, and a search firm was utilized to assist in identifying and evaluating candidates for the positions ultimately filled by Mr. Bernstein and Dr. Crane.

COMMUNICATIONS FROM STOCKHOLDERS TO THE BOARD OF DIRECTORS

The Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed to the Company’s Corporate Secretary at 1615 West Chester Pike, West Chester, PA 19382-7956. All such communications will be compiled by the Corporate Secretary and submitted to the Board of Directors or the individual director so designated on a periodic basis. The Board of Directors has instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward items if they are deemed of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by the Board of Directors. These screening procedures are designed to assist the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner, and have been approved by a majority of the independent directors of the Board of Directors. All communications directed to the Audit Committee in accordance with the procedures set forth in this paragraph that relate to questionable accounting or auditing matters involving the Company will be forwarded promptly and directly to the Chairman (or another member) of the Audit Committee.

COMPENSATION OF DIRECTORS

At the beginning of Fiscal 2004, the Company paid directors a quarterly retainer of $4,000, and a quarterly payment of $1,000 for each committee of the Board of Directors on which they serve, regardless of the number of meetings attended. In October 2003, the payments to directors were further modified, to provide that directors who are also employees of the Company receive a reduced quarterly retainer, in the amount of $2,000, with no payments being made for service on any committee. Effective July 4, 2004, payments to directors were again modified, to clarify that the quarterly fees for committee service apply only to service on the Audit, Compensation, and Nominating and Corporate Governance Committees. In addition, the Chairman of the Audit Committee will now receive a quarterly retainer of $750, and the Chairmen of the Compensation Committee and Nominating and Corporate Governance Committee will each now receive a quarterly retainer of $250. The foregoing retainers and committee fees will be reduced proportionately in the event that any director fails to attend (either in person or by telephone) less than 75% of the meetings of the Board of Directors or such committee in any quarter. Non-employee directors are also eligible for reimbursement for their expenses incurred in attending meetings of the Board of Directors and its committees in accordance with the Company’s policies. (Executive officers’ compensation reported in the Summary Compensation Table does not include any of the foregoing fees.)

On February 4, 2004, Dr. Crane joined the Board of Directors as its non-executive Chairman. In lieu of the foregoing quarterly retainer of $4,000 for service on the Board of Directors, Dr. Crane receives a quarterly retainer of $12,500 for her role as non-executive Chairman.

The Company’s 1995 Stock Incentive Plan, as amended, provides that as of the date 90 days following the closing of each fiscal year that the Plan is in effect, each individual serving as a director of the Company who is neither an officer nor an employee of the Company will be granted a nonqualified stock option to purchase 5,000 shares of Common Stock if the Company’s pre-tax income for such fiscal year increased at least 20% from the prior fiscal year and if the individual served as a director for the entire fiscal year then ended (or a proportionate lesser number of shares if the individual served as a director for less than the entire fiscal year). In Fiscal 2004, no shares were subject to annual grant, and, pursuant to the Plan, no director received any options to purchase any shares of Common Stock.

PROPOSAL 2

ADOPTION OF NOBEL LEARNING COMMUNITIES, INC. 2004 OMNIBUS INCENTIVE EQUITY COMPENSATION PLAN

(Item 2 on Proxy Card)

On August 31, 2004, the Board of Directors, upon the recommendation of the Compensation Committee (which reviewed and guided the development of the same), approved the Nobel Learning Communities, Inc. Omnibus Incentive Equity Compensation Plan (the “Omnibus Incentive Plan”) under which 1,395,000 shares of Common Stock will be reserved for issuance (approximately 13.8% of the outstanding shares on an as-converted, fully-diluted basis as of September 7, 2004). The Omnibus Incentive Plan will not become effective unless and until it is approved by the Company’s stockholders at the Meeting. In accordance with applicable NASDAQ listing standards, the Board of Directors is asking the Company’s stockholders to approve the Omnibus Incentive Plan so that the Company may use the awards under the Omnibus Incentive Plan to assist the Company in achieving its goals of increasing profitability and stockholder value, while also receiving a federal income tax deduction for certain compensation paid under the Omnibus Incentive Plan under section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) and for qualifying certain stock options issued to employees for special tax treatment under section 422 of the Code.

The Omnibus Incentive Plan has a number of special terms and limitations, including:

•	the exercise price of an option may not be reduced without stockholder approval (other than in connection with a change in the Company’s capitalization);

•	no reload grants are permitted without stockholder approval;

•	shares subject to awards that are canceled, expire or are forfeited will be available for re-grant under the Omnibus Incentive Plan;

•	no employee may be granted, in any calendar year, awards covering more than 150,000 shares;

•	non-employee directors receive only annual, automatic grants under the Omnibus Incentive Plan; and

•	stockholder approval is required for certain types of amendments to the Omnibus Incentive Plan.

If this Proposal No. 2 is approved, the Company’s 1995 Stock Incentive Plan will be terminated and the remaining shares reserved for issuance thereunder, estimated to be 689,244 shares, will be canceled.

Description of the Omnibus Incentive Plan

General

The purpose of the Omnibus Incentive Plan is to provide additional incentive to non-employee directors and employees to enter into or remain in the service or employ of the Company and its affiliates and to devote themselves to the Company’s success, through the acquisition or increase of their ownership interests in the Company and other incentives. The Omnibus Incentive Plan provides for automatic nonqualified option grants to non-employee directors and, for employees, “incentive stock options” (as defined in section 422 of the Code), nonqualified options, stock awards, phantom stock units (“PSUs”) and stock appreciation rights (“SARs”), all as more fully described below.

Administration

The Omnibus Incentive Plan will be administered by the Compensation Committee or its delegate. The Company’s Chief Executive Officer, if a director, is delegated authority from the Compensation Committee to grant awards under the Omnibus Incentive Plan to employees who are not executive officers.

Eligibility

Stock options, stock awards, SARs and PSUs (each an “award item”) may be granted under the Omnibus Incentive Plan to employees of the Company and its subsidiaries. All employees are eligible to receive awards under the Omnibus Incentive Plan. The Compensation Committee and, based on delegated authority from the Compensation Committee, the Chief Executive Officer, in its or his discretion, selects the employees to whom award items may be granted, the time or times at which such award items are granted and the terms of such award items. Non-employee directors are eligible for annual automatic grant of options.

Section 162(m) Limitations

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the four other most highly compensated officers in a single taxable year. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Omnibus Incentive Plan provides that no employee may be granted more than 150,000 shares in any calendar year. Stockholder approval of this proposal will constitute stockholder approval of these limitations for section 162(m) purposes.

Share Limitations

The aggregate number of shares subject to awards granted under the Omnibus Incentive Plan to employees and to non-employee directors is 1,395,000. Awards to employees can take the form of incentive stock options, non-qualified stock options, stock awards, PSUs and SARs. Shares subject to awards that are canceled, expire or are forfeited will be available for re-grant under the Omnibus Incentive Plan.

Terms and Conditions of Non-Employee Director Options

Each stock option granted to a non-employee director must be evidenced by an award certificate issued by the Company to the participant and is subject to the following additional terms and conditions.

Number, Timing and Vesting of Option Grants. Upon approval by the stockholders of the Omnibus Incentive Plan, each current non-employee director will receive a grant of a nonqualified stock option to purchase 10,000 shares of Common Stock, which shall be fully vested upon grant. Any non-employee who is newly appointed or elected to the Board of Directors following the date on which the Omnibus Incentive Plan is approved by the stockholders will receive, on the date on which he or she first becomes a member of the Board of Directors, a grant of a nonqualified stock option to purchase 10,000 shares of Common Stock, which grant will vest on the earlier of a change of control or the last day of the fiscal year that includes the date of grant. Finally, each non-employee director will receive a grant of a nonqualified stock option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders (an “annual grant”). Annual grants will vest on the earlier of a change of control or the last day of the fiscal year that includes the date of grant. A non-employee director who ceases to be a director as of the date of the annual grant will not receive the annual grant. In the case of non-employee director who was not a director on the first day of the fiscal year in which an annual grant is made, such director will receive an annual grant to purchase a pro-rated amount of shares of Common Stock based on the number of months remaining in the fiscal year in which he or she first becomes a member of the Board of Directors.

Exercise Price. The exercise price of an option shall be 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is the average of the highest and lowest quoted selling prices of a share of Common Stock on the Nasdaq National Market on the last regular trading day prior to the relevant date.

Form of Consideration. The Omnibus Incentive Plan permits payment to be made by cash, check, broker assisted same-day sales, reduction in the number of shares issuable upon exercise or any combination thereof.

Term of Option. The term of an option shall be ten years from the date of grant, unless earlier terminated as set forth below. An option may not be exercised after the expiration of its term.

Removal of Director for Cause. If a non-employee director is removed for cause, then all options granted to that director will terminate immediately and automatically on the date of such removal.

Death, Disability, and All Other Terminations. An option granted to a non-employee director shall be exercisable in whole or in part immediately upon becoming vested, until one year after the Recipient ceases to be a director, unless the director is removed for cause.

Amendments. The award certificate may be amended by the Compensation Committee only to the extent such amendments are consistent with the Omnibus Incentive Plan.

Terms and Conditions of Employee Options, Stock Awards, PSUs and SARs

Each award item must be evidenced by an award certificate issued by the Company to the participant and is subject to the following additional terms and conditions.

Exercise Price. Unless otherwise determined by the grantor at the time of grant, the exercise price of an option shall be 100% of the fair market value of the Common Stock on the date such option is granted and cannot be less than 100% of the fair market value. The fair market value of the Common Stock is the average of the highest and lowest quoted selling prices of a share of Common Stock on the Nasdaq National Market on the last regular trading day prior to the relevant date.

Exercise of Option; Form of Consideration. Unless otherwise determined by the grantor, award items shall vest over time, with one-third vesting on each anniversary date, or fully vesting on any earlier change of control of the Company. If an award recipient is terminated by the Company other than for cause, the grantor may, in its sole discretion, permit some or all of the Recipient’s award items to continue to vest. The Omnibus Incentive Plan permits payment to be made by cash, check, broker assisted same-day sales, reduction in the number of shares issuable upon exercise or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant. An option may not be exercised after the expiration of its term.

Termination of Employment. Unless otherwise specified in the award certificate, if a participant’s employment terminates for any reason (other than as described below), then all options, PSUs and SARs held by the participant under the Omnibus Incentive Plan will terminate 90 days after the participant’s termination.

Death, Disability, Retirement or Termination by the Company without Cause. Unless otherwise specified in the award certificate, if a participant’s employment terminates as a result of the participant’s death, disability or retirement (at age 55 or more having served at least 10 years with the Company), then the participant may exercise the option PSU or SAR for one year after such event, provided that no option may be exercised after the expiration of its term.

Termination for Cause. If an award recipient is terminated by the Company for cause (as defined in the Omnibus Incentive Plan), all options, PSUs and SARs, vested and unvested, will terminate immediately and automatically on the date of such termination.

Other Provisions, Amendments. The award certificate may contain other terms, provisions and conditions not inconsistent with the Omnibus Incentive Plan, as may be determined by the Compensation Committee or the Chief Executive Officer, as grantor. The grantor may also amend an award, provided any amendment is consistent with the Omnibus Incentive Plan.

Nontransferability

Unless otherwise determined by the Compensation Committee, awards granted under the Omnibus Incentive Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the participant’s lifetime only by the participant. A non-employee director may transfer an option to a family member, provided that such director has given written notice of such transfer to the Committee and the Secretary within 30 days thereafter. The Compensation Committee can also approve, in its sole discretion, the transfer of an award item (other than an incentive stock option) by an employee to a family member.

Adjustments Upon Changes in Capitalization

In the event that shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities, the Compensation Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Omnibus Incentive Plan, and subject to outstanding options, to the option prices, and the number of PSUs and SARs subject to outstanding awards.

Amendment and Termination of the Plan

The Board of Directors may amend, alter, suspend or terminate the Omnibus Incentive Plan, or any part thereof, at any time and for any reason, provided that the Company obtains stockholder approval for any amendment to the Omnibus Incentive Plan to the extent required by applicable laws or stock exchange rules. Based on currently applicable laws and stock exchange rules, unless approved by the Company’s stockholders, no such amendment can be made that would, among other things: (1) materially increase the maximum number of shares for which awards may be granted under the Omnibus Incentive Plan, other than an increase pursuant to a change in the Company’s capitalization, (2) reduce the minimum exercise price for options granted under the Omnibus Incentive Plan, (3) reduce the exercise price of outstanding options, or (4) change the class of persons eligible to receive awards under the Omnibus Incentive Plan. No such action by the Board of Directors or the Compensation Committee or stockholders may alter or impair any award previously granted under the Omnibus Incentive Plan without the written consent of the participant. Unless terminated earlier, the Omnibus Incentive Plan shall terminate ten years from the date of its approval by the stockholders.

New Plan Benefits

Except as provided in the table below, because benefits under the Omnibus Incentive Plan will depend on the actions of the Compensation Committee and the Chief Executive Officer as a grantor and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Omnibus Incentive Plan is approved by the stockholders.

New Plan Benefits

Name and Position	Dollar Value	Number of Options
Non-Executive Director Group(1)	(2)	118,332	(3)

(1)	Represents Michael J. Rosenthal, Therese Kreig Crane, Steven B. Fink, Joseph W. Harch, Richard J. Pinola, Peter H. Havens, Ralph Smith and David L. Warnock, all of whom are directors of the Company and are eligible under the terms of the Omnibus Incentive Plan to receive a grant to purchase 10,000 shares of Common Stock upon approval of the Omnibus Incentive Plan by the Company’s stockholders and a grant to purchase 5,000 shares of Common Stock (subject to pro rationing) on the date of the Meeting. See “Terms and Conditions of Non-Employee Director Options”.

(2)	The grants to the non-employee directors will have an exercise price equal to the fair market value of the Common Stock as determined on the date of grant, pursuant to the provisions of the Omnibus Incentive Plan. It is not possible to forecast possible future appreciation, if any, of the price of the Common Stock. The actual value realized upon exercise of the grants will depend on the fair market value of the Common Stock on the date of exercise.

(3)

Represents a grant to purchase 10,000 shares of Common Stock to each of the eight non-employee directors and a grant to purchase 5,000 shares of Common Stock to each of the non-employee directors other than

Messrs. Rosenthal and Pinola; each of Messrs. Rosenthal’s and Pinola’s grant to purchase 5,000 shares of Common Stock will be pro rated such that each will receive a grant to purchase 4,166 shares of Common Stock.

Federal Income Tax Consequences

Incentive Stock Options. A participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the participant will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the participant will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price. The Company is entitled to a deduction in the same amount as and at the time that the participant recognizes ordinary income. Accordingly, stock that is received pursuant to the exercise of an incentive stock option will not result in a deduction to the Company if stock is not held more than two years after grant of the option and one year after exercise of the option.

Nonstatutory Stock Options. A participant does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as and at the same time the employee recognizes ordinary income. Upon a disposition of such shares by the participant, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards. When a stock award is granted, an employee generally will recognize taxable income equal to the excess of the fair market value of the shares over the amount, if any, the employee pays for the stock. However, if a stock award is subject to a “substantial risk of forfeiture” within the meaning of section 83 of the Code, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. A stock award is subject to a “substantial risk of forfeiture” to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the fair market value of the stock on the date of award and the amount paid for the stock, if any, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as and at the same time the employee recognizes ordinary income, subject to section 162(m) of the Code, which may disallow the deduction to the extent that the amount received by the Company’s Chief Executive Officer or any of the four other most highly compensated officers exceeds $1 million in a single taxable year.

The foregoing in only a summary of the effect of U.S. federal income taxation upon participants and the Company with respect to the grant and exercise of awards under the Omnibus Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Incorporated by reference

The foregoing is only a summary of the Omnibus Incentive Plan, and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix D to this Proxy Statement.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve the Omnibus Incentive Plan.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Item 3 on Proxy Card)

The Audit Committee has appointed BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent registered public accountants for the Company’s 2005 fiscal year, and has recommended that the stockholders vote for ratification of such appointment. A representative of BDO Seidman is expected to be present at the Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the appointment of BDO Seidman as the Company’s independent registered public accountants. However, the Audit Committee is submitting the appointment of BDO Seidman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the appointment of BDO Seidman.

The Board of Directors recommends a vote FOR Proposal 3.

Change in Independent Public Accountants

On March 28, 2003, the Company, upon the recommendation and approval of the Audit Committee, dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s principal independent public accountants. On April 4, 2003, the Company engaged BDO Seidman to serve as the Company’s principal independent registered public accountants, effective immediately. The decision to dismiss PwC was recommended by the Audit Committee, and approved by the Board of Directors.

During the Company’s two most recent fiscal years preceding PwC’s dismissal (those ended June 30, 2002 and 2001), and the subsequent interim period through April 4, 2003, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years. During the Company’s fiscal years ended June 30, 2002 and 2001 and the subsequent interim period through April 4, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of PwC on the consolidated financial statements of the Company, as of and for the fiscal years ended June 30, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The foregoing disclosures were previously reported in Item 4 of the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2003. The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish the Company with a letter addressed to the SEC stating that it agreed with such statements. A copy of such letter, dated April 1, 2003, was filed as Exhibit 16.1 to the Company’s Form 8-K dated April 4, 2003.

During the fiscal years ended June 30, 2002 and 2001 and through April 4, 2003, neither the Company nor anyone on its behalf consulted BDO Seidman regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (a)(1)(v) of Regulation S-K.

Audit and Related Fees

PwC served as the Company’s principal independent public accountants through March 28, 2003, and reviewed the Company’s quarterly financial statements for the first and second quarters of the fiscal year ended June 30, 2003 (“Fiscal 2003”). BDO Seidman, the Company’s current principal independent registered public accountants, was engaged by the Company on April 4, 2003. Accordingly, the Company was billed for professional services rendered by each of PwC and BDO Seidman in Fiscal 2003.

The following table shows the aggregate fees billed to the Company by PwC for professional services rendered during Fiscal 2004 and Fiscal 2003:

	Amount ($)
Description of Fees	Fiscal 2004	Fiscal 2003
Audit Fees	$12,000	$21,500
Audit-Related Fees	0	52,050
Tax Fees	0	20,000
All Other Fees	0	0

Total	$12,000	$93,550

The following table shows the aggregate fees billed to the Company by BDO Seidman for professional services rendered during Fiscal 2004 and Fiscal 2003:

	Amount ($)
Description of Fees	Fiscal 2004	Fiscal 2003
Audit Fees	$150,500	$119,721
Audit-Related Fees	0	9,500
Tax Fees	0	0
All Other Fees	0	0

Total	$150,500	$129,221

Audit Fees

Represents fees for professional services provided for the audit of the Company’s annual financial statements and review of the Company’s financial statements included in the Company’s quarterly reports.

Audit-Related Fees

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including audit services provided in connection with the audit of the Company’s retirement plan.

Tax Fees

Represents fees related to tax audit and other tax advisory services, tax compliance and tax return preparation.

Financial Information Systems Design and Implementation Fees

The Company did not engage either PwC or BDO Seidman to provide, during Fiscal 2004, any services for the Company related to the design or implementation of the Company’s financial information systems, within the meaning of Rule 2-01(c)(4)(ii) of Regulation S-X.

The Audit Committee has determined that the provision of non-audit services by PwC and BDO Seidman, respectively, was compatible with maintaining that party’s independence during the period of time during which it acted as the Company’s principal independent public accountants, and concluded that such independence had been maintained.

EXECUTIVE OFFICERS OF THE COMPANY

The following table lists the names, ages and positions held by all executive officers of the Company as of September 7, 2004:

Name	Age	Position
George H. Bernstein	43	President and Chief Executive Officer; Director
Thomas Frank	47	Chief Financial Officer
Patricia B. Miller	54	Chief Operating Officer
Osborne F. Abbey, Jr.	58	Vice President - Education
Kathy E. Herman	42	Vice President, General Counsel and Secretary
Jeanne Marie Welsko	48	Vice President - Human Resources
Kimberly D. Pablo	41	Vice President - Western Operations
Kathleen L. Willard	55	Vice President - Northern Operations

The following description contains certain information concerning the foregoing persons, except for Mr. Bernstein, as to whom information is found on pages 12 and 13:

Thomas Frank. Mr. Frank was named the Company’s Chief Financial Officer in January 2004, and also serves as its chief accounting officer. Between 1999 and 2003, Mr. Frank was employed as Chief Financial Officer of Alpha Shirt Company and its subsequent owner, Broder Bros. Co. Between 1988 and 1999 Mr. Frank was employed in various positions by Mothers Work, Inc., where his last position was as Chief Financial Officer and Executive Vice President—Finance. Mr. Frank started his business career as an auditor with BDO Seidman, LLP, a leading public accounting firm. Mr. Frank is a CPA and earned his B.A. in Accounting from The University of Oklahoma.

Patricia B. Miller. Ms. Miller joined the Company in January 2004 as its Chief Operating Officer. Between 1995 and 2003, Ms. Miller was employed in various positions with Sylvan Learning Center, initially as its Vice President Franchise Operations, and serving from 1999 through 2003 as its Senior Vice President of Franchise Services, directing all franchise operations, sales training and field marketing. Prior to joining Sylvan in 1995, Ms. Miller was the Vice President of Corporate Operations at Nutri/System, Inc. where she managed both corporate and franchise centers, customer service, quality control and training. Ms. Miller has a B.A. from The Ohio State University.

Osborne F. Abbey, Jr., Ed.D. Dr. Abbey joined the Company as its Vice President - Education in December 2003. Dr. Abbey is an experienced educator and administrator with a background in curriculum design and implementation, special education, technology, and financial planning, most recently serving as Assistant Superintendent of the Township of Union Public Schools in New Jersey from August 1996 through November 2003. Dr. Abbey has taught university level courses in curriculum, gifted programs, educational administration, and research. Dr. Abbey received his B.A. in Psychology from Waynesburg College, an M.A. degree in Special Education from Kean College, and an M.A. degree and an Ed.D. in Educational Administration from Teachers College, Columbia University. He served with the U. S. Navy in Vietnam and concluded his military career stationed with the Commander in Chief, U. S. Naval Forces, in London.

Kathy E. Herman. Ms. Herman joined the Company in June 2001 as its General Counsel, and currently serves as its Vice President, General Counsel and Secretary. Ms. Herman was previously with IBAH, Inc., where she served as its General Counsel, Secretary and Vice President, Quality Assurance from 1998 through 1999, and as its Corporate Counsel – International and Pharmaceutics Divisions from 1997 through 1998. Prior to joining IBAH, Ms. Herman was engaged in the private practice of law with a number of law firms, most recently with Drinker Biddle & Reath LLP, where she served in the corporate and securities group from 1995 to 1997. Ms. Herman has a B.A. in political science from Ursinus College and a J.D. from the University of Pittsburgh School of Law.

Jeanne Marie Welsko. Ms. Welsko joined the Company as its Vice President, Human Resources in September 2003. Between November 2000 and July 2003, Ms. Welsko served as a Human Resources consultant to Alignis, Inc. Prior to this period, she was the Vice President of Human Resources for Nova Care, Inc. from February 1999 through January 2000. From September 1996 through January 1999, Ms. Welsko was the Vice President of Human Resources for Valley Forge Dental Associates, Inc. Ms. Welsko earned her B.A. from Bloomsburg University and her M.S. degree from Villanova University.

Kimberly D. Pablo. Ms. Pablo has been with the Company since it acquired Merryhill Schools in 1989, and was promoted to her current position of Vice President – Western Operations in 1999. Between 1994 and 1997, Ms. Pablo served first as a District Manager, and then as an Executive Director. From 1990 until 1994, Ms. Pablo was the principal of one of the Company’s three largest schools, during which time enrollment grew at that school from 150 students to 250 students. Ms. Pablo graduated with a B.A. from Humboldt State University and received her M.A. in Organizational Management from University of Phoenix in 1999.

Kathleen L. Willard. Ms. Willard was named the Company’s Vice President – Northern Operations in December 1999. Between January 1997 and December of 1999, Ms. Willard was the Executive Director for the Company’s Florida district schools. From 1985 to 1997, prior to the Company’s acquisition of schools in Florida, Ms. Willard served as a school administrator with Another Generation Preschools (a privately held preschool company in the Ft. Lauderdale area). Ms. Willard received her B.A. in elementary education from Purdue University.

COMPENSATION TABLES

The following table sets forth certain information concerning compensation paid during each of the last three fiscal years to the Company’s current and former Chief Executive Officer and its four other most highly compensated executive officers during Fiscal 2004 (based on total annual salary and bonus for Fiscal 2004) (the “Named Executive Officers”). The compensation summarized in this table does not include either medical or other plan benefits that are available generally to all of the Company’s salaried employees, or perquisites or other personal benefits that do not in the aggregate exceed the lesser of $50,000 or 10% of the executive officer’s salary and bonus, as permitted by the rules of the SEC.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation(1)	Restricted Stock Awards		Securities Underlying Options/ SARs	All Other Compensation(2)
George H. Bernstein (3)	2004	$314,071	$—		—	—		100,000	$68,967
President and	2003	—	—		—	—		—	—
Chief Executive Officer	2002	—	—		—	—		—	—

A.J. Clegg (4)	2004	$23,075	—		$9,036	—		—	$549,051
Former Chairman, President and	2003	335,176	$198,110	(5)	—	—		—	10,646
Chief Executive Officer	2002	328,220	80,644	(6)	—	—		—	90,964

Kathy E. Herman	2004	$149,156	$—		$—	—		—	$2,171
Vice President, General	2003	132,000	—		—	—		—	2,026
Counsel and Secretary	2002	132,000	—		—	—		5,000	168

Kimberly D. Pablo	2004	$110,856	$—		$—	—		—	$1,573
Vice President –	2003	103,183	—		—	—		—	1,619
Western Division	2002	88,106	—		—	—		—	463

Thomas Frank (7)	2004	$110,769	$—		$—	$56,600	(8)	50,000	$168
Chief Financial Officer	2003	—	—		—	—		—	—
	2002	—	—		—	—		—	—

Kathleen L. Willard	2004	$105,692	$—		$14,753	—		—	$2,150
Vice President –	2003	100,229	—		22,234	—		—	1,149
Eastern Division	2002	94,648	—		12,272	—		—	550

(1)	The amount reported for Mr. A.J. Clegg in Fiscal 2004 includes $8,194 for health insurance. The amounts reported for Ms. Willard include $6,000 for automobile expenses in each of Fiscal 2004, 2003 and 2002; $8,194, $6,381 and $6,027 for health insurance in each of Fiscal 2004, 2003 and 2002, respectively; and $9,362 for loan forgiveness for relocation or moving expenses in Fiscal 2003, pursuant to the terms of an agreement entered into by the Company prior to July 30, 2002. Perquisites and other personal benefits for Messrs. Bernstein and Frank in 2004, Mr. A.J. Clegg in each of Fiscal 2003 and 2002, and Ms. Herman and Ms. Pablo in all years, did not exceed 10% of such executive officer’s salary and bonus and accordingly have been omitted from the table as permitted by the rules of the SEC.

(2)

The amount reported for Mr. Bernstein in Fiscal 2004 consists of $68,506 in moving and relocation expenses and legal fees, pursuant to the provisions of Mr. Bernstein’s employment agreement; and $461 in payments with respect to life insurance. The amount reported for Mr. A.J. Clegg in Fiscal 2004 consists of consulting fees in the amount of $200,000 paid to Tuscan Business Solutions, Inc. (an entity of which, to the Company’s knowledge, Mr. A.J. Clegg is the President and sole stockholder); a non-compete payment in the amount of $100,000; $8,194 in health insurance paid pursuant to the terms of the consulting agreement with Tuscan Business Solutions, Inc.; the cash surrender value of a life insurance policy in the amount of $147,544; a premium payment made by the Company with respect to such insurance policy in the amount of $93,220; other payments with respect to life insurance in the amount of $250; and $94 in respect of Company matching 401(k) plan contributions. The amounts reported with respect to Mr. A.J. Clegg consist of $8,911 and $90,060 as payments with respect to life insurance in each of Fiscal 2003 and 2002, respectively; and $1,735 and $905 in respect of Company matching 401(k) plan contributions in each of Fiscal 2003 and 2002, respectively. The amounts reported for Ms. Herman consist of $272, $435 and $168 as payments with respect to life insurance in each of Fiscal 2004, 2003 and 2002, respectively; and $1,899 and $1,591 in respect of Company matching 401(k) plan contributions in each of Fiscal 2004 and 2003, respectively. The amounts reported for Ms. Pablo consist of $218, $203 and $80 as payments with respect to life insurance in each of Fiscal 2004, 2003 and 2002, respectively; and $1,355, $1,416 and $383 in respect of Company matching 401(k) plan contributions in each of Fiscal 2004, 2003 and 2002, respectively. The amount reported for Mr. Frank consists of $167 as payments with respect to life insurance in Fiscal 2004. The amounts reported for Ms. Willard consist of $637 and $641 as payments with respect to life insurance in each of Fiscal 2004 and 2003 and 2002, respectively; and $1,135, $508 and $550 in respect of Company matching 401(k) plan contributions in each of Fiscal 2004, 2003 and 2002, respectively.

(3)	Mr. Bernstein joined the Company in July 2003.

(4)	Mr. A.J. Clegg resigned as the Company’s Chief Executive Officer effective July 10, 2003, but thereafter began serving as a consultant to the Company, which consultant capacity will continue until July 10, 2008.

(5)	Includes voluntarily deferred payment of $56,689 described in footnote 6.

(6)	Payment date for $80,644 of bonus payable under Mr. A.J. Clegg’s Special Incentive Agreement was accelerated by the compensation committee of the Board of Directors from November 20, 2001 to August 19, 2001 in connection with his exercise of warrants to purchase shares of Common Stock. Mr. A.J. Clegg voluntarily deferred payment to him of the remaining $56,689 of his bonus.

(7)	Mr. Frank joined the Company in January 2004.

(8)	Pursuant to the terms of his offer letter, Mr. Frank was awarded 10,000 shares of restricted Common Stock, which will become fully vested on such date during his employment, if any, that the price of the Common Stock as reported on the NASDAQ National Market closes above $11.00 per share (subject to equitable adjustment for stock splits, combinations or other similar events) for any 20 trading days within a period of 30 consecutive trading days.

Options/Stock Appreciation Rights Granted in Fiscal 2004

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 yrs) (3)
Name of Executive	Number of Securities Underlying Option/ SARs Granted (1)	% of Total Options/ SARs Granted to all Employees in Fiscal 2004 (2)	Exercise or Base Price per Share	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate
George H. Bernstein	100,000	45.45%	$4.750	7/28/13	$298,725	$757,028
A.J. Clegg	0	0.00%	n/a	n/a	$0	$0
Kathy E. Herman	0	0.00%	n/a	n/a	$0	$0
Kimberly D. Pablo	0	0.00%	n/a	n/a	$0	$0
Thomas Frank	50,000	22.73%	$5.645	1/7/14	$177,506	$449,834
Kathleen L. Willard	0	0.00%	n/a	n/a	$0	$0

(1)	Options granted vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant.

(2)	During Fiscal 2004, the Company granted to employees 220,000 options to purchase shares of Common Stock.

(3)	The potential realizable values are based on an assumption that the stock price of the shares of Common Stock appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account contractual provisions of the options which provide for termination of an option following termination of employment, nontransferability, or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth of the Common Stock.

Aggregated Option/Stock Appreciation Rights Exercised in Fiscal 2004 and Value of Options at July 3, 2004

	Exercised in Fiscal 2004		Number of Unexercised Options at July 3, 2004		Value of Unexercised In-the-Money Options at July 3, 2004
Name of Executive	Shares Acquired on Exercise	Value Realized	Exercisable	Un-exercisable	Exercisable	Un-exercisable
George H. Bernstein	0	0	0	100,000	$0	$475,000
A.J. Clegg	60,000	$56,250	0	0	$0	$0
Kathy E. Herman	0	0	5,000	0	$0	$0
Kimberly D. Pablo	0	0	7,000	0	$33,125	$0
Thomas Frank	0	0	0	50,000	$0	$282,250
Kathleen L. Willard	0	0	5,000	0	$33,125	$0

None of the above named executive officers held any stock appreciation rights at July 3, 2004.

Equity Compensation Plan Information

The following table summarizes information regarding securities authorized for issuance under the Company’s equity compensation plans as of July 3, 2004:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	438,850	6.09	831,494
Equity compensation plans not approved by security holders	0	0	0

Total:	438,850	6.09	831,494

Options issued outside of the stockholder-approved plans have been issued with features substantially similar to those of the stockholder-approved plans.

Executive Severance Plan

In March 1997, the Company adopted an Executive Severance Pay Plan (the “Severance Pay Plan”). The Severance Pay Plan covered certain officers and key executives of the Company and such other additional employees or positions as determined by written resolution of the Board of Directors from time to time (collectively, the “Eligible Executives”). Each of Ms. Herman, Ms. Pablo and Ms. Willard are currently covered under the Severance Pay Plan, Ms. Herman pursuant to the terms of her offer letter. Under the Severance Pay Plan, if the employment of an executive officer covered by the Severance Pay Plan (an “Eligible Executive”) terminates following a Change in Control (as defined in the Severance Pay Plan) of the Company, under specified circumstances, the Eligible Executive will be entitled to receive the severance benefit specified in the Severance Pay Plan. The amount payable to an Eligible Executive would equal (a) the Eligible Executive’s salary for a period of months equal to six plus the number of years of service of the Eligible Executive as of the date of termination (or two times the number of years of service, if he or she has completed at least three years of service as of the termination date), subject to a maximum of 35.99 months’ pay (the “Severance Period”), plus (b) the bonus which would have been payable to the Eligible Executive for the year in which employment was terminated pro rated based on the number of months of employment in the year of termination. In addition, the Eligible Executive would continue to receive his or her medical and life insurance during the Severance Period.

Employment Agreements with Executive Officers

George H. Bernstein – Chief Executive Officer

In July 2003, George Bernstein became the Company’s Chief Executive Officer. Mr. Bernstein entered into a two-year employment agreement with the Company, dated as of July 24, 2003 (the “Bernstein Employment Agreement”), that provides for, among other things, an annual base salary of $333,300, and an annual bonus of up to 125% of his base salary for achieving business plan targets. In addition, if, during his employment period, the price of the Common Stock as reported on the NASDAQ closes above $15.00 per share (subject to adjustment for any stock split, combination, reclassification or other similar event), for any 20 trading days within a period of 30 days, Mr. Bernstein will receive a grant of 25,000 shares of Common Stock. Pursuant to the Bernstein Employment Agreement, on his first day of employment, the Company granted Mr. Bernstein options to purchase 100,000 shares of Common Stock, vesting over a three-year period. The Company also agreed to provide Mr. Bernstein with an $8,400 per year car allowance, term life insurance in the amount of $333,300 for his benefit, and other benefits provided to the Company’s senior executives. Further, the Company agreed to reimburse Mr. Bernstein, up to an aggregate of $75,000, for legal fees incurred by him in reviewing and negotiating his employment agreement (in an amount not to exceed $5,000), and moving expenses, real estate commissions and customary closing costs related to the sale of his primary residence, temporary housing, storage and travel expenses in connection with his relocation to the West Chester, Pennsylvania area, plus an additional amount equal to the state and federal income taxes imposed thereon. In addition, Mr. Bernstein agreed not to compete against the Company during the term of his employment and for a period of two years thereafter.

Pursuant to the terms of the Bernstein Employment Agreement, if Mr. Bernstein’s employment is terminated by the Company without “Cause” (as defined in the Bernstein Employment Agreement), or by Mr. Bernstein for “Good Reason” (as defined in the Bernstein Employment Agreement), within six months following any “Change of Control” (as defined in the Bernstein Employment Agreement), Mr. Bernstein will continue to receive his base salary and certain benefits accorded to Company employees generally, until the later to occur of the end of the term of his employment period, or the date which is 18 months from the date of termination. If Mr. Bernstein’s employment is terminated by the Company other than following a Change of Control, or by Mr. Bernstein for “Good Reason” (as defined in the Bernstein Employment Agreement), Mr. Bernstein will continue to receive his base salary and certain benefits accorded to Company employees generally, for a period of one year from the date of termination.

In August 2004, the Board of Directors, on the recommendation of the Compensation Committee, approved a one-year extension of the Bernstein Employment Agreement.

Other Agreements with Named Executive Officers

On January 7, 2004, the Company named Thomas Frank its Chief Financial Officer. Pursuant to the terms of Mr. Frank’s offer letter, his annual base salary was $225,000 and he was eligible for an annual bonus according to a bonus plan established by the Company annually and approved by the Board of Directors. The Company also agreed to provide Mr. Frank with a $6,000 per year car allowance. Further, on his first day of employment, the Company granted Mr. Frank options to purchase 50,000 shares of Common Stock, vesting over a three-year period, and a grant of 10,000 shares of Common Stock which will become fully vested on such date during his employment, if any, that the price of the Common Stock as reported on the NASDAQ National Market closes above $11.00 per share (subject to equitable adjustment for stock splits, combinations or other similar events) for any 20 trading days within a period of 30 consecutive trading days. Pursuant to the terms of Mr. Frank’s offer letter, if his employment is terminated by the Company without “Cause” (as defined in such offer letter) and not within six months following any “Change of Control” (as defined in such offer letter), Mr. Frank will continue to receive his base salary and certain benefits accorded to Company employees generally, for a period of six months from the date of termination (if such termination occurs in the first year of Mr. Frank’s employment), or for a period of one year from the date of termination (if such termination occurs following the first year of Mr. Frank’s employment). If Mr. Frank’s employment is terminated by the Company without “Cause” within six months following any “Change of Control”, Mr. Frank will continue to receive his base salary and certain benefits accorded to Company employees generally, for a period of one year from the date of termination. Further, the Company agreed to reimburse Mr. Frank, up to $1,000, for legal fees incurred by him in reviewing and negotiating his offer letter. In connection with his employment, Mr. Frank agreed not to compete against the Company during the term of his employment and for a period of one year thereafter.

On August 29, 2001, the Company entered into an Employment and Termination Agreement with Mr. A.J. Clegg. This agreement provided, among other things, that in the event that Mr. Clegg voluntarily terminated his employment with the Company, the Company would provide him with a five-year consulting contract, for which Mr. A.J. Clegg would be paid not less than $200,000 per year. In addition, the Company would provide him with a life insurance policy with a benefit of $640,000, and would continue to provide, at its cost, family health insurance coverage to Mr. Clegg and his spouse for the remainder of their lives or, in the event that the Company was unable under its then-current group health insurance plan to provide such family health insurance coverage, the Company would reimburse Mr. Clegg and his spouse up to $24,000 per year for the cost of obtaining similar health insurance coverage. Further, the Company would also provide Mr. Clegg with two full, annual scholarships per year for life to the Company school of his choice. Finally, Mr. A.J. Clegg also agreed not to compete with the Company for a period of three years following termination of his employment, in exchange for which the Company would, for each such year, pay to Mr. A.J. Clegg the sum of $100,000.

Upon Mr. A.J. Clegg’s voluntary termination of his employment in July 2003, the Company, Mr. A.J. Clegg and Tuscan Business Solutions, Inc. (an entity of which, to the Company’s knowledge, Mr. A.J. Clegg is the President and sole stockholder) entered into a consulting agreement, as required by Mr. A.J. Clegg’s Employment and Termination Agreement, pursuant to which Tuscan Business Solutions (as Mr. Clegg’s assignee) agreed, for a term of five years, to provide up to 10 hours of consulting services each month for the Company, for which Tuscan Business Solutions (as Mr. Clegg’s assignee) will be paid $200,000 per year. In addition, such consulting agreement provides Mr. A.J. Clegg with the health insurance and scholarships described above.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee is comprised of two non-employee directors of the Company. At the beginning of Fiscal 2004, the Compensation Committee was comprised of Messrs. Russell (Chairman), Havens and Monaco. In May 2004, Mr. Russell stepped down from the Committee, and Mr. Warnock was appointed to the Compensation Committee, at which time he was also named as the Chairman of the Committee. On September 1, 2004, Mr. Monaco resigned from the Board of Directors. The Board of Directors has informed the Compensation Committee that the Board intends to fill the vacancy of the Committee on or prior to the date of the Meeting.

The Compensation Committee is responsible for setting and administering the policies that govern executive compensation. At least annually, the Compensation Committee reviews the compensation levels of the Company’s Chief Executive Officer and other executive officers and approves the compensation of such persons. In general, the Compensation Committee endeavors to base the compensation of the executive officers on individual performance, performance against established financial goals based on the Company’s strategic plan, and comparative compensation paid to executives of direct competitors and other educational companies of like size and stature.

In Fiscal 2004, the Compensation Committee’s review of compensation, other than that of the President and Chief Executive Officer, was based on the recommendations of the Company’s President and Chief Executive Officer. Executive officers’ compensation generally consisted of base salary (which comprised a significant portion of total compensation), bonus (which was based on the Company’s performance and/or specific goals), fringe benefits and discretionary grants of stock options. Salary changes, if any, are effective in October of each year. Bonuses, if earned, are distributed after the results of the audit of the financial statements have been verified.

Mr. A.J. Clegg resigned as the Company’s Chief Executive Officer in July 2003. Prior to his resignation, Mr. Clegg’s compensation for Fiscal 2004 included an annual base salary of $333,300, a bonus plan based on the Company’s net income as compared to the Company’s annual plan and the Compensation Committee’s subjective evaluation of the Company’s and the Chief Executive Officer’s performance, and customary fringe benefits. Mr. A.J. Clegg’s salary reflected no increase over the prior period.

Mr. Bernstein joined the Company as its Chief Executive Officer in June 2003, and in setting his compensation, the Committee assessed comparative compensation paid to executives of direct competitors and other similarly situated and sized educational companies, and consulted the search firm it had retained. Mr. Bernstein’s compensation for Fiscal 2004 included an annual base salary of $333,300. In order to motivate and reward Mr. Bernstein for outstanding Company and individual performance that directly benefits the Company’s stockholders, Mr. Bernstein was awarded 100,000 stock options, vesting over three years. In addition, if the average closing price of Common Stock is above targeted prices for a period of time, Mr. Bernstein will receive a grant of 25,000 shares of Common Stock. Further, Mr. Bernstein’s compensation included a bonus plan in which he had the opportunity to receive a bonus of up to 125% of base salary, based on the Company’s achievement of certain performance objectives, with a guaranteed minimum bonus of $50,000 in his first year of employment if targeted EBITDA was met.

In Fiscal 2004, the bonus plan of each executive officer included a formula component, providing a bonus of up to 100% of base salary (in the case of the Chief Executive Officer) and up to 25% to 50% (in the case of the Company’s other executive officers”) based on the Company’s performance as compared to the Company’s business plan. Based on such formula, no executive officer received a bonus, other than Mr. Bernstein’s guaranteed minimum bonus of $50,000 in his first year of employment. However, based on subjective determinations of individual overall contribution to the Company, the Compensation Committee has approved discretionary bonuses for certain executive officers for Fiscal 2004, which, including Mr. Bernstein’s guaranteed minimum bonus, result in an aggregate amount of $92,500 in bonuses to executive officers for Fiscal 2004. These bonuses will be paid in Fiscal 2005.

COMPENSATION COMMITTEE
Mr. David Warnock (Chairman)
Mr. Peter H. Havens

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of the Audit Committee

At the beginning of Fiscal 2004, the Audit Committee was comprised of three outside directors, Messrs. Havens (Chairman), Monaco and Russell, appointed by the Board of Directors. In May 2004, Mr. Russell stepped down from the Audit Committee, and Dr. Crane was appointed to serve on the Audit Committee. On September 1, 2004, Mr. Monaco resigned from the Board of Directors. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors. The Board of Directors has informed the Audit Committee that the Board intends to fill the vacancy of the Committee on or prior to the date of the Meeting.

Review of the Company’s Audited Financial Statements for Fiscal 2004

The Audit Committee has reviewed and discussed the audited financial statements of the Company for Fiscal 2004 with the Company’s management. The Audit Committee has discussed with BDO Seidman, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Audit Committee has also received the written disclosures and the letter from BDO Seidman relating to their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with BDO Seidman the independence of that firm. The Audit Committee has determined that the provision of non-audit services by BDO Seidman is compatible with maintaining BDO Seidman’s independence.

Based on the Audit Committee’s reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2004, for filing with the SEC.

AUDIT COMMITTEE
Mr. Peter H. Havens (Chairman)
Dr. Terry Crane

STOCK PERFORMANCE

The following line graph compares the cumulative total stockholder return on the Common Stock with the total return of the NASDAQ (U.S. Companies) and an index of peer group companies for the period June 30, 1999 through July 2, 2004 as calculated by the Center for Research in Security Prices. The graph assume that the value of the investment in the Common Stock and each index was $100 at June 30, 1999 and that all dividends paid by the companies included in the indexes were reinvested.

Comparison of Five—Year Cumulative Total Returns
Performance Graph for
Nobel Learning Communities, Inc.

Produced on 08/23/2004 including data to 07/02/2004

$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
07/02/1999
06/30/2000
06/29/2001
06/28/2002
06/30/2003
07/02/2004
154.4
138.2
73.4

Legend

Symbol	CRSP Total Returns Index for:	07/1999	06/2000	06/2001	06/2002	06/2003	07/2004
——— ■	Nobel Learning Communities, Inc.	100.0	157.5	151.4	115.8	73.4	138.2
— — ★	Nasdaq Stock Market (US Companies)	100.0	144.8	78.6	53.6	59.5	73.4
- - - ▲	Self—Determined Peer Group	100.0	81.5	130.1	100.1	113.7	154.4

Companies in the Self—Determined Peer Group

BRIGHT HORIZONS FAMILY SOL INC
DEVRY INC DEL
LAUREATE EDUCATION INC
CHILDTIME LEARNING CENTERS INC
I T T EDUCATIONAL SERVICES INC
TESSERACT GROUP INC

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year—end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 07/02/1999.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

12816/80034007

©Copyright 2004

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms (“Forms 3, 4, and 5”) that they file. To the Company’s knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons as to all transactions in the Company’s securities effected by such persons during the period from July 1, 2003 through July 3, 2004, all officers, directors and beneficial owners complied with the applicable Section 16(a) filing requirements, with one exception. On September 30, 2003, a payment in kind was issued with respect to each of the Series E and Series F Preferred Stock, affecting the ownership of those securities by Camden Partners Strategic Funk II-A, L.P. and Camden Partners Strategic Fund II-B, L.P. The Form 4 for this transaction was inadvertently filed late, but was filed on December 17, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 1998, the Company issued a $10,000,000 10% senior subordinated note (the “Allied Note”) to Allied Capital Corporation, of which Daniel L. Russell, who served as a director of the Company until July 2004, is a Principal. Payments on the Allied Note were subordinate to the Company’s senior bank debt. In connection with this financing transaction, the Company also issued to Allied Capital Corporation warrants to acquire 531,255 shares of Common Stock and granted to Allied Capital Corporation certain rights to require the Company to register the resale by the holder of Common Stock issuable upon exercise of the warrants under the Securities Act of 1933.

In May 2001, the Company amended the Allied Note. Under the original Allied Note, interest accrued at the rate of 10% until the Note had been repaid. The amendments provided that interest accrued at the rate of 10% until October 31, 2001; and would accrue at the rate of 12% from November 1, 2001 through June 30, 2005 and at the rate of 13% from July 1, 2005 until the Note had been repaid. In connection with the modification of the Allied Note, the Company paid to Allied Capital Corporation a fee of $150,000.

On February 20, 2004, the Company retired the Allied Note by issuing a $5,000,000 senior subordinated note to Blesbok LLC (“Blesbok”) and a $5,000,000 senior subordinated note to Mollusk Holdings LLC (“Mollusk”). Steven B. Fink, who serves as a director of the Company, is Chief Executive Officer of Mollusk’s member, Lawrence Investments, L.L.C. The senior subordinated notes issued to Blesbok and Mollusk are due August 15, 2009 and bear interest at the rate of 13.25%. The Company may make prepayments on these notes, in whole or in part, after February 20, 2005. Pursuant to the terms of the Senior Subordinated Note Agreement entered into by the Company in connection with the senior subordinated notes issued to Blesbok and Mollusk (the “Subordinated Note Agreement”), the Company agreed that upon the prior written request of Blesbok and Mollusk, the Company would use its best efforts to ensure that Blesbok and Mollusk had the right to designate jointly one individual as a nominee for election to the Board of Directors. The right to designate a nominee pursuant to the Subordinated Note Agreement terminates when a majority of the outstanding balance of the loan ceases to be held by one or more of Mollusk, Blesbok and/or their affiliates, and is not in addition to any right that Mollusk, Blesbok or any of their affiliates may have, if any, to elect or to designate a nominee as director pursuant to any other agreement entered into at any time with the Company. In the Subordinated Note Agreement, Blesbok and Mollusk each expressly acknowledged and agreed that the right to designate a nominee pursuant to the Subordinated Note Agreement is currently satisfied by virtue of the service of either of Joseph Harch or Steven Fink on the Board of Directors.

In June 2001, the Company sold a school property in Manalapan, New Jersey, to Mr. A.J. Clegg and his wife, Stephanie Clegg, d/b/a Tiffany Leasing, a Pennsylvania sole proprietorship, in a transaction approved by the Board of Directors. The purchase price for the property was $3,857,000, based on the appraised value of the property as determined by an independent third party appraiser. Simultaneously with the closing of the sale, the Company leased the property back from Tiffany Leasing under a 20-year lease, with an initial annual rent of approximately $450,000 per year. The lease is a triple net lease, pursuant to which the Company is responsible for all costs of the property, including maintenance, taxes and insurance. The Company also has two 5-year options to renew the lease at the end of the original lease term. Apart from increasing the length of the original lease term, the terms and conditions of the purchase and lease are substantially the same as the final terms and conditions previously negotiated by the Company with a disinterested third party which had been interested in buying and leasing the property, but which did not ultimately consummate the transaction for reasons unrelated to the Company or the proposed terms.

On March 12, 2003, KU, Knowledge Universe Learning Group, L.L.C., Knowledge Universe II LLC, Steven B. Fink, Joseph Harch, the Company and A.J. Clegg entered into an Agreement Regarding Board of Directors and Amendment of Rights Agreement (the “KU Board Agreement”). Pursuant to the KU Board Agreement, the Company agreed to nominate Messrs. Fink and Harch, as representatives of KU, for election to the Board of Directors at the Company’s annual meeting of stockholders held on April 2, 2003. Also pursuant to that agreement, the Company amended its Rights Agreement to provide that KU and/or its designees could acquire up to an additional 10% of the Company’s capital stock; provided that on or before May 1, 2003, KU and/or its designees provided a loan to the Company in an aggregate amount not to exceed $5.0 million. Upon execution of the loan, the Company would issue and deliver to KU and/or its designees warrants to purchase 250,000 shares of Common Stock. No such loan was provided by KU and/or its designees on or before May 1, 2003, and the KU Board Agreement was terminated by the Company in February 2004.

On June 17, 2003, the Company issued an aggregate of 1,333,333 shares of its Series E Preferred Stock, $.001 par value, in exchange for an investment of $6,000,000, net of expenses of $106,000, pursuant to a Series E Convertible Preferred Stock Purchase Agreement dated as of June 17, 2003 by and among the Company, Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P. David L. Warnock, who serves as a director of the Company, is a managing member of the sole general partner of Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P.

On September 9, 2003, the Company issued an aggregate of 588,236 shares of its Series F Preferred Stock, $.001 par value, in exchange for an investment of $3,000,000 pursuant to a Series F Convertible Preferred Stock Purchase Agreement dated as of September 9, 2003 by and among the Company, Camden Partners Strategic Fund II-A, L.P., Camden Partners Strategic Fund II-B, L.P., Allied Capital Corporation, Mollusk Holdings, L.L.C. and Blesbok, LLC. A special committee of the Board of Directors, composed entirely of independent and disinterested directors, was formed to examine, evaluate and approve the transaction, with the authority to reject any transaction which it determined that it could not favorably recommend to the Board of Directors. The equity transaction was done on substantially the same terms and conditions previously negotiated by the Company with a disinterested third party which had been interested in investing, but which did not ultimately consummate the transaction due to its perception that the pricing of the Series F Preferred Stock was too high.

Upon Mr. A.J. Clegg’s voluntary termination of his employment in July 2003, the Company, Mr. A.J. Clegg and Tuscan Business Solutions, Inc. (an entity of which, to the Company’s knowledge, Mr. A.J. Clegg is the President and sole stockholder) entered into a consulting agreement, as required by Mr. A.J. Clegg’s Employment and Termination Agreement, pursuant to which Tuscan Business Solutions (as Mr. Clegg’s assignee) agreed, for a term of five years, to provide up to 10 hours of consulting services each month for the Company, for which Tuscan Business Solutions (as Mr. Clegg’s assignee) will be paid $200,000 per year (the “Tuscan Consulting Agreement”). In addition, the Tuscan Consulting Agreement provides Mr. A.J. Clegg with the health insurance and scholarships described under “Executive Compensation - Other Agreements with Executive Officers.”

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

Mr. A.J. Clegg, who served as the Company’s Chairman of the Board and Chief Executive Officer until July 2003, is the father of D. Scott Clegg, who served as the Company’s Vice Chairman – Operations, President and Chief Operating Officer until October 2003. To the knowledge of the Company, there are no family relationships among any of the current directors or executive officers of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

To the knowledge of the Company, no interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any other member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

GENERAL INFORMATION

Stockholders who wish to obtain, free of charge, a copy of the Company’s Annual Report on Form 10-K for Fiscal 2004, as filed with the SEC, may do so by writing or calling Kathy Herman, Secretary, Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382-7956, telephone (484) 947-2000 or by sending an electronic mail message to barbara.brenneck@nlcinc.com.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

The Company’s certificate of incorporation requires that any stockholder who wishes to make a nomination for the office of director or to initiate a proposal or other business at the annual meeting of stockholders with respect to the Company’s 2005 fiscal year give the Company advance notice by July 23, 2005 (or, if the date of such annual meeting is on or before September 16, 2005 or on or after October 16, 2005, by the date ten days following the date that the Company first mails to stockholders the Company’s notice of such annual meeting). If such a proposal is not submitted by the date prescribed by the foregoing sentence, such nomination or proposal shall not be acted upon at such annual meeting.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors at the Meeting may do so by delivering a written recommendation to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary of Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382-7956. The Nominating and Corporate Governance Committee has established guidelines for the submission of stockholder recommendations for nominees to the Board of Directors, consistent with the provisions of the Company’s certificate of incorporation. Under these guidelines, submissions must contain, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	detailed biographical data and qualifications for the proposed nominee, including principal occupation or employment;

•	the number of shares of the Company’s stock which are beneficially owned by the proposed nominee;

•	a description of all relationships, arrangements or understandings between the nominating stockholder and the proposed nominee, or between the proposed nominee and the Company;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the nominating stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee to a background review by the Nominating and Corporate Governance Committee and to being named as a nominee in the proxy statement and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Committee;

•	the name and record address of the nominating stockholder;

•	the class or series and number of shares of voting stock of the Company which are owned of record or beneficially by the nominating stockholder and the date such shares were acquired by the nominating stockholder, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	if the nominating stockholder intends to nominate the proposed nominee at the annual meeting of stockholders, representations that the nominating stockholder will continue to hold such stock through the date on which the annual meeting is held, and intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of such person to serve as a director.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company’s 2005 annual meeting of stockholders must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials.

By Order of the Board of Directors

Kathy E. Herman

Secretary

September 16, 2004

APPENDIX A

NOBEL LEARNING COMMUNITIES, INC.

AUDIT COMMITTEE CHARTER

AMENDED AND RESTATED AUGUST 31, 2004

I.	STATEMENT OF PURPOSE

The Audit Committee of the Board of Directors of Nobel Learning Communities, Inc. (the “Company”) is appointed by the Board of Directors of the Company (the “Board”) to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to (1) the Company’s corporate accounting and financial reporting processes, (2) the Company’s system of internal accounting and financial controls, (3) the audits of the Company’s financial statements, (4) the integrity of the Company’s financial statements and reports, and (5) the qualifications, independence and performance of the Company’s independent auditors.

II.	MEMBERSHIP

The Audit Committee of the Board (the “Committee”) shall have at least three members. All members of the Committee shall satisfy the independence and experience requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq National Market (“NASDAQ”) applicable to Committee members as in effect from time to time, when and as required by the SEC and NASDAQ, and any other regulatory requirements. Membership on the Committee is determined and approved annually by the Board. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee may also appoint a Secretary, who need not be a director.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows, and shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the prior three years. In addition, at least one member of the Committee shall have experience or background sufficient to meet the definition of an “audit committee financial expert” under the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”).

No member of the Committee may, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board (i) accept any consulting, advisory, or other compensatory fee from the Company or its affiliates, or (ii) be an affiliated person of the Company or its subsidiaries.

III.	ORGANIZATION

The Committee shall meet as frequently as necessary (at least four times each year). As part of its job to foster open communication, the Committee shall meet at least annually with management and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.

Every action consented to by a majority of the Committee members present at a meeting (at which a quorum is present) will be regarded as an act of the Committee, unless other consent is required pursuant to this Charter, the Company’s Certificate of Incorporation or By-Laws, or applicable law. The Committee shall keep a written record of its meetings and the Committee’s activities.

The Committee may adopt such rules, guidelines and procedures for the conduct of its affairs as it deems necessary or appropriate, consistent with this Charter, the Company’s Certificate of Incorporation and By-Laws, and applicable law.

IV.	RESPONSIBILITIES AND DUTIES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the

Committee’s duty to audit the Company’s financial statements or to determine that the Company’s financial statements are complete and accurate or in accordance with GAAP. These are the responsibilities of management and the independent auditors.

The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements. Without limiting the generality of the foregoing, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions:

A.	Responsibilities Related to Registered Public Accounting Firms.

The Committee shall be directly responsible for the appointment, evaluation, retention, termination, compensation, and oversight of the work of any registered public accounting firm (the “Independent Auditors”), or any audit firm, employed by the Company, and each such firm shall report directly to the Committee.

The Committee shall pre-approve all audit and non-audit services provided by the Independent Auditors, and shall not engage the Independent Auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee Member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

The Committee shall obtain and review, at least annually, a formal written statement from the Independent Auditors delineating: (1) the internal quality control procedures of the Independent Auditors; (2) any material issues raised by the Independent Auditors’ most recent quality-control review; (3) steps taken to deal with the material issues raised in the quality-control review; and (4) all relationships between the Independent Auditors, and the Company and/or its affiliates, consistent with the Independence Standards Board Standard No. 1. The Committee will consider and discuss with the Independent Auditors any disclosed relationships or services that could affect the Independent Auditors’ objectivity and independence, and assess and otherwise take appropriate action to oversee the independence of the Independent Auditors.

The Committee shall ensure the rotation of the lead audit partner and the “concurring or reviewing partner” every five years. The Committee shall set clear hiring policies for employees or former employees of the Independent Auditors to ensure that the Independent Auditors remain independent under applicable NASDAQ and SEC rules.

The Committee shall review with the Independent Auditors and management any conflicts or disagreements between management and the Independent Auditors regarding financial reporting, accounting practices or policies and shall be responsible for resolving any conflicts regarding financial reporting.

The Committee shall confer with the Independent Auditors and with senior management regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect and any special steps taken in the event of material control deficiencies.

B.	Oversight of the Integrity of the Financial Statements.

Upon completion of the audit, the Committee shall review and discuss with the Independent Auditors and management the audited financial statements and management’s discussion and analysis of financial condition and results of operations (the “MD&A”) prior to the filing of the Company’s Annual Report on Form 10-K. This review and discussion should include consideration of the quality of the Company’s accounting policies and principles as applied in its financial reporting. Based on this review, the Committee shall make a recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

The Committee shall review and discuss with the Independent Auditors and management the quarterly financial information and MD&A prior to the filing of the Company’s Quarterly Reports on Form 10-Q, and any

other matters required to be communicated to the Committee by the Independent Auditors under Statement on Auditing Standards No. 61.

The Committee shall review with management and the Independent Auditors significant issues that arise regarding accounting principles and financial statement presentation. The Committee shall discuss with the Independent Auditors and management significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

C.	Oversight of Risk Management.

The Committee shall review the appointment, performance, and termination of the Internal Auditors, who shall report regularly on the activities of the audit and risk management function.

The Committee shall discuss with management, and, as appropriate, the Independent Auditors, the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

The Committee shall review with the Independent Auditors and management any management or internal control letter issued or, to the extent practicable, proposed to be issued, by the Independent Auditor and management’s responses thereto.

The Committee shall review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Business Conduct and Ethics, including review and approval of insider and related-party transactions.

D.	Auditing, Accounting and Complaint Procedures.

The Committee shall establish, implement and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Specifically, employees of the Company will be instructed that they may submit confidential, anonymous concerns regarding questionable accounting or auditing matters to the Committee without fear of retaliation.

V.	RESOURCES AND AUTHORITY OF THE COMMITTEE

The Committee shall have the authority and resources appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and, in accordance with Rule 10A-3 of the Exchange Act, to retain independent counsel and other experts, advisors or consultants as it determines is necessary or appropriate to carry out its duties, and to determine funding for payment of (i) compensation to any such counsel, experts, advisors or consultants, (ii) compensation to outside auditors engaged by the Committee, and (iii) ordinary administrative expenses of the Committee.

VI.	REPORTING RESPONSIBILITY

The Committee shall issue annually a report (including appropriate oversight conclusions) to be included in the Company’s proxy statement for its annual meeting of stockholders. All action taken by the Committee shall be reported to the Board at the next regular Board meeting following such action.

VII.	AMENDMENTS

This Charter of the Committee may be amended only by a resolution of the Company’s Board. The Committee shall review and reassess the adequacy of this Charter periodically and recommend any proposed changes to Board for approval.

APPENDIX B

NOBEL LEARNING COMMUNITIES, INC.

COMPENSATION COMMITTEE CHARTER

AMENDED AND RESTATED AUGUST 31, 2004

I.	STATEMENT OF PURPOSE

The Compensation Committee of the Board of Directors of Nobel Learning Communities, Inc. (the “Company”) is appointed by the Board of Directors of the Company (the “Board”) to discharge the Board’s responsibilities relating to the approval and evaluation of compensation plans, policies and programs for the Company’s executive officers.

II.	MEMBERSHIP

The Compensation Committee of the Board (the “Committee”) shall have at least three members. All members of the Committee shall satisfy the independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq National Market (“NASDAQ”) applicable to Committee members as in effect from time to time, when and as required by the SEC and NASDAQ, and any other regulatory requirements. Membership on the Committee is determined and approved annually by the Board. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee may also appoint a Secretary, who need not be a director.

III.	ORGANIZATION

The Committee shall meet as frequently as necessary (at least once each year). Every action consented to by a majority of the Committee members present at a meeting (at which a quorum is present) will be regarded as an act of the Committee, unless other consent is required pursuant to this Charter, the Company’s Certificate of Incorporation or By-Laws, or applicable law. The Committee shall keep a written record of its meetings and the Committee’s activities.

The Committee may adopt such rules, guidelines and procedures for the conduct of its affairs as it deems necessary or appropriate, consistent with this Charter, the Company’s Certificate of Incorporation and By-Laws, and applicable law.

IV.	COMPENSATION PHILOSOPHY

The Committee’s compensation policies with respect to the Company’s executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a portion of executive officers’ compensation should provide long-term incentives. The Committee seeks to have executive compensation set at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executives to contribute to the Company’s success. In assessing overall compensation for executive officers, the Committee considers the Company’s performance and industry position, along with general industry data. The Committee also considers an executive officer’s contribution when reviewing that individual’s compensation.

V.	RESPONSIBILITIES AND DUTIES

The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. Without limiting the generality of the foregoing, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions:

The Committee shall:

A.

Coordinate the Board’s role in establishing performance criteria for the Chief Executive Officer and the individuals considered executive officers of the Company for SEC reporting purposes (the “SEC Officers”), including the review and approval of the Company’s financial goals and objectives relating to

B-1

the compensation of the Chief Executive Officer and the SEC Officers in light of the overall compensation philosophy set forth in this Charter.

B.	Evaluate the annual performance of the Chief Executive Officer and the SEC Officers and set the annual salary, bonus, equity and other incentive compensation of the Chief Executive Officer (in executive session) and the other SEC Officers, including reviewing and approving grants of equity incentives (including, without limitation, stock options and stock awards) to be granted to the SEC Officers, as recommended by the Chief Executive Officer.

C.	Review and approve, in the aggregate, grants or blocks of equity incentives (including, without limitation, stock options and stock awards) to be distributed to employees other than the SEC Officers, as recommended by the Chief Executive Officer.

D.	Periodically review all equity-based plans and the Company’s incentive compensation plans for the Chief Executive Officer and the other SEC Officers, and (unless the Board has delegated such authority to the Committee) recommend to the Board the adoption of, or material changes in, material employee benefit, bonus, equity and other compensation plans of the Company.

E.	Supervise and interpret on behalf of the Board the administration of compensation, incentive, equity and benefit plans approved by the Board and/or stockholders, in a manner consistent with the terms of such plans, including the grant of equity incentives (including, without limitation, stock options and stock awards) to employees of and consultants to the Company.

F.	Periodically review policies in the area of senior management perquisites.

G.	Review and assess on a periodic basis the Company’s policies and procedures relating to 401(k) and similar plans maintained by the Company.

H.	Perform such duties and responsibilities as may be assigned to the Committee by resolution of the Board or under the terms of any compensation plan.

I.	Periodically review and approve the appropriate structure and amount of compensation for the directors.

J.	Issue a report for inclusion in the Company’s annual proxy statement on the compensation of the SEC Officers in general and the Chief Executive Officer in particular.

K.	Have the authority to retain, and terminate, any third party consultants to assist in the evaluation of compensation for the Chief Executive Officer, the SEC Officers, or directors, and shall have authority to approve such consultant’s fees and other retention terms.

Compensation responsibilities not specifically addressed above may be determined by the Chief Executive Officer and his or her designees.

VI.	REPORTING RESPONSIBILITY

All action taken by the Committee shall be reported to the Board at the next regular Board meeting following such action. In addition, compensation matters may be discussed in executive session of the full Board during the course of the year.

VII.	AMENDMENTS

This Charter of the Committee may be amended only by a resolution of the Board. The Committee shall review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

B-2

APPENDIX C

NOBEL LEARNING COMMUNITIES, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

ADOPTED AUGUST 31, 2004

I.	STATEMENT OF PURPOSE

The Nominating and Corporate Governance Committee of the Board of Directors of Nobel Learning Communities, Inc. (the “Company”) is appointed by the Board of Directors of the Company (the “Board”) to:

•	assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each committee of the Board;

•	advise the Board about appropriate structure and size of the Board and its committees;

•	provide oversight, as appropriate, with respect to the Company’s Certificate of Incorporation, By-Laws and corporate governance practices; and

•	perform such other functions as the Board may assign to the Committee from time to time.

II.	MEMBERSHIP

The Committee shall have at least three members. All members of the Committee shall satisfy the independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq National Market (“NASDAQ”) applicable to Committee members as in effect from time to time, when and as required by the SEC and NASDAQ, and any other regulatory requirements. Membership on the Committee is determined and approved annually by the Board. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee may also appoint a Secretary, who need not be a director.

III.	ORGANIZATION

The Committee shall meet as frequently as necessary (at least once each year). Every action consented to by a majority of the Committee members present at a meeting (at which a quorum is present) will be regarded as an act of the Committee, unless other consent is required pursuant to this Charter, the Company’s Certificate of Incorporation or By-Laws, or applicable law. The Committee shall keep a written record of its meetings and the Committee’s activities.

The Committee may adopt such rules, guidelines and procedures for the conduct of its affairs as it deems necessary or appropriate, consistent with this Charter, the Company’s Certificate of Incorporation and By-Laws, and applicable law.

IV.	RESPONSIBILITIES AND DUTIES

The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. Without limiting the generality of the foregoing, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions:

Nominating:

The Committee shall:

A.	Review and make recommendations on the range of skills and expertise which should be represented on the Board, and recommend criteria for membership on the Board in accordance with the rules and regulations of any governmental or regulatory body exercising authority over the Company, including, without limitation, the SEC and NASDAQ.

B.	Identify and recommend, for selection by the Board, nominees for election or re-election to the Board, or to fill any vacancies on the Board. As part of this responsibility, the Committee shall also review, in light of the Committee’s criteria for selecting new directors, any candidate suggested by stockholders for membership on the Board, where such candidate has been proposed in accordance with the provisions and procedures set forth in the Company’s By-Laws and applicable guidelines.

C.	Establish, review and modify, as appropriate, guidelines for submission by stockholders of recommendations for director candidates.

D.	Recommend to the Board the composition of each committee of the Board, which may include recommendations for the Chair of each committee. As part of this responsibility, the Committee shall also recommend criteria for membership on any committee of the Board as may be appropriate pursuant to the rules and regulations of any governmental or regulatory body exercising authority over the Company, including, without limitation, the SEC and NASDAQ.

E.	Have authority to retain and terminate any search firm to be used to identify director candidates, including authority to approve the search firm, fees and other retention terms.

The Committee’s oversight of director nominations shall not apply with respect to those directors, if any, entitled to be nominated for director by a third party pursuant to a binding obligation of the Company.

Corporate Governance:

The Committee shall:

A.	Review and recommend to the Board the appropriate structure and size of the Board and its committees. As part of this responsibility, the Committee shall make recommendations to the Board regarding the nature and duties of its committees, including evaluating the charter, duties and powers of the committees in light of the rules and regulations of any governmental or regulatory body exercising authority over the Company including, without limitation, the SEC and NASDAQ.

B.	Review and reassess, as necessary, the adequacy of the Company’s corporate governance guidelines, as developed and prepared by management or recommended by securities counsel, and make recommendations to the Board regarding the implementation or modification of the same from time to time as appropriate.

C.	As necessary, review and make recommendations to the Board regarding the Company’s Certificate of Incorporation and By-Laws.

D.	Determine, where required, whether any director or prospective director is independent or disinterested under the standards applicable to the committees on which such director is serving or may serve.

E.	Review all contemplated related party transactions of the Company, and conduct ongoing reviews of all related party transactions in effect for potential conflict of interest situations. Approval by the Committee must be received prior to all such transactions.

F.	Have authority to obtain advice and assistance from internal and external legal, accounting or other advisers in the field of corporate governance to assist the Committee in the discharge of its duties.

V.	REPORTING RESPONSIBILITY

All action taken by the Committee shall be reported to the Board at the next regular Board meeting following such action. In addition, nomination matters may be discussed in executive session of the full Board during the course of the year.

VI.	AMENDMENTS

This Charter of the Committee may be amended only by a resolution of the Board. The Committee shall review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

APPENDIX D

NOBEL LEARNING COMMUNITIES, INC.

OMNIBUS INCENTIVE EQUITY COMPENSATION PLAN

1. Purpose. The Nobel Learning Communities, Inc. Omnibus Incentive Equity Compensation Plan is intended as an additional incentive to Non-Employee Directors and eligible Employees of Nobel Learning Communities, Inc., and its Affiliates to enter into or remain in the service or employ of the Company or any Affiliate and to devote themselves to the Company’s success. Under the Plan, the Company will, among other things, provide such persons with opportunities to acquire or increase their proprietary interests in the Company.

2. Definitions. Capitalized terms not otherwise defined in the Plan shall have the following meanings:

“Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time.

“Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

“Award” means a grant of one or more Award Items in accordance with the provisions of the Plan.

“Award Document” means the written document, in such form as approved from time to time by the Grantor, which shall be given to a Recipient and shall set forth the terms and conditions of the Award Item(s) granted to the Recipient under the Plan.

“Award Item” means, individually and collectively, as the context requires, the items awarded to any Recipient in accordance with the provisions of the Plan in the form of Options, Stock Awards, SARs, PSUs, or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Recipient, unless otherwise defined in the Recipient’s employment agreement, service agreement or signed offer letter:

(a) the Recipient’s habitual intoxication or drug addiction;

(b) the Recipient’s violation of the Company’s written policies, procedures or codes including, without limitation, those with respect to harassment (sexual or otherwise) and ethics;

(c) the Recipient’s refusal or failure by the Recipient to perform such duties as may reasonably be delegated or assigned to him, consistent with his position, by the CEO (or, in the case of the CEO, by the Board);

(d) the Recipient’s willful refusal or willful failure to comply with any requirement of the Securities and Exchange Commission or any securities exchange or self-regulatory organization then applicable to the Company;

(e) the Recipient’s willful or wanton misconduct in connection with the performance of his or her duties including, without limitation, breach of fiduciary duties;

(f) the Recipient’s breach (whether due to inattention, neglect, or knowing conduct) of any of the material provisions of his or her employment or service agreement, if any;

(g) the Recipient’s conviction of, guilty, no contest or nolo contendere plea to, or admission or confession to any felony or any act of fraud, misappropriation, embezzlement or any misdemeanor involving moral turpitude;

(h) the Recipient’s dishonesty detrimental to the best interest of the Company;

(i) the Recipient’s involvement in any matter which, in the opinion of the CEO (or, in the case of the CEO, the Board), is reasonably likely to cause material prejudice or embarrassment to the Company’s business; or

(j) solely in the case of a Non-Employee Director, any other action by the Recipient which the Board determines constitutes “cause;”

provided, that, in the case of clauses (c), (e) or (f) of this definition, there shall not be Cause unless the Company has first given the Recipient written notice specifying in reasonable detail the circumstances that the Company believes give rise to Cause for termination and the Recipient has failed to remedy the same to the reasonable satisfaction of the CEO (or, in the case of the CEO, the Board) within fifteen (15) days after the date of such notice, or unless the condition or event is not subject to cure, or a substantially similar condition or event has been the subject of a prior notice by the Company within the twelve (12) months preceding such notice.

“CEO” means the Chief Executive Officer of the Company, who is also a member of the Board. If the CEO is not a member of the Board, the term “CEO” means the Committee, unless the context otherwise requires.

“Change of Control” means (a) any “person” becomes the “beneficial owner” (as such terms are defined in the Act) of shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common stock, par value $0.001, of the Company, authorized for issuance by the Company.

“Company” means Nobel Learning Communities, Inc., a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

“Covered Individual” means each Employee and each Non-Employee Director.

“Date of Grant” means, with respect to an Award Item, the date as of which such Award Item is granted.

“Disability” shall have the meaning ascribed thereto in the Recipient’s employment agreement, service agreement or signed offer letter, and in the absence of such definition, means that the Recipient cannot substantially perform his or her “essential duties” (which shall include any travel requirements) with or without reasonable accommodation and either (a) such situation persists for a period of 180 days in any 365 day period, or (b) in the opinion of a licensed physician, the Recipient is so disabled or incapacitated that he or she is unlikely to be able substantially to perform his or her “essential duties” with or without reasonable accommodation within 180 days.

“Effective Date” means the date on which the stockholders of the Company approve the Plan.

“Employee” means a common law employee of the Company or an Affiliate.

“Fair Market Value” of a Share means, as of a particular date:

(a) if Shares are not listed on a stock exchange or quoted on the Nasdaq National Market on such date, the value for such date as shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate; and

(b) if Shares are listed on a stock exchange or trades of Shares are quoted on the Nasdaq National Market as of such date, the average of the highest and lowest quoted selling price as determined and reported by the principal exchange on which Shares are listed or, if not so listed, the market on which Shares are quoted, on the last regular trading day prior to such date.

“Family Member” means, with respect to a Recipient, one or more of the Recipient’s spouse, children or grandchildren, or a trust established solely for the benefit of or a partnership whose partners are, one or more of the Recipient’s spouse, children and/or grandchildren.

“Grantor” means, with respect to an Award, the Committee or the CEO, as the case may be, that grants the Award.

“ISO” means an Option granted under the Plan, designated by the Grantor in the Award Document as an “incentive stock option” that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code, provided, however, to the extent an Option designated by the Grantor in the Award Document as an “incentive stock option” fails to satisfy the requirements for an “incentive stock option” under section 422 of the Code for any reason, such Option shall be treated as a Nonqualified Option.

“Non-Employee Director” means, as of a particular date, a member of the Board who is not an Employee as of such date.

“Nonqualified Option” means an Option granted under the Plan that is not designated by the Grantor in the Award Document as an ISO, or an Option granted under the Plan that is designated by the Grantor in the Award Document as an ISO to the extent such Option fails to satisfy the requirements for an “incentive stock option” under section 422 of the Code for any reason.

“Nonreporting Person” means a Recipient who is not a Reporting Person.

“Option” means a right to purchase Shares.

“Option Price” means the price at which one Option Share may be purchased under the terms of an Option.

“Option Shares” means the Shares that may be purchased by a Recipient upon exercise of an Option.

“Plan” means the Nobel Learning Communities, Inc. Omnibus Incentive Equity Compensation Plan, as set forth herein, as amended from time to time.

“PSU” means a phantom stock unit granted under the Plan which gives the Recipient the right to receive the Value of such PSU, to be paid in cash.

“Recipient” means a Covered Individual to whom an Award Item is granted under the Plan.

“Reporting Person” means a Recipient who is subject to Section 16 of the Act with respect to the Company.

“Retirement” means, with respect to a Recipient, the Recipient’s attainment of age 55 or more with at least ten (10) years of continuous service with the Company and its Affiliates.

“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Act.

“SAR” means a stock appreciation right granted under the Plan which gives the Recipient the right, without payment to the Company, to receive the Value of such SAR, to be paid in cash.

“Share” or “Shares” means a share or shares of Common Stock.

“Stock Award” means the award of Shares granted to a Recipient under the Plan.

“Stock Award Shares” means Shares that are issued pursuant to a Stock Award.

“Ten-Percent Stockholder” means a person who, on the Date of Grant, owns either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

“Top-Tier Group” means the group of the Company’s senior executives and any other officer or executive designated by the Committee in its sole discretion, initially consisting of the CEO, Chief Financial Officer, Chief Operating Officer, Vice President - Education, Vice President and General Counsel, and Vice President - Human Resources.

“Transferee” means a person to whom an Award has been transferred under the terms of the Plan.

“Value” means:

(a) with respect to a PSU, the product of (i) the Fair Market Value of a Share on the date of exercise of such PSU, and (ii) the number of Shares represented by the PSU; and

(b) with respect to an SAR, the product of (i) the excess of (I) the Fair Market Value of a Share on the date of exercise of such SAR over (II) the Fair Market Value of a Share on the Date of Grant; and (ii) the number of Shares represented by the SAR.

3. Rights to Be Granted. The following rights may be granted under the Plan:

ISOs, which give the Recipient the right for a specified time period to purchase a specified number of Shares for a price determined by the Grantor and set forth in the Award Document, which price shall not be less than the Fair Market Value of such Shares on the Date of Grant.

Nonqualified Options, which give the Recipient the right for a specified time period to purchase a specified number of Shares for a price determined by the Grantor and set forth in the Award Document, which price shall not be less than the Fair Market Value of such Shares on the Date of Grant.

PSUs, which give the Recipient the right, without payment to the Company, to receive the Value of the PSUs in cash.

SARs, which give the Recipient the right, without payment to the Company, to receive the Value of the SARs in cash.

Stock Awards, which give the Recipient the right, without payment to the Company, to receive Stock Award Shares immediately or at some future date.

4. Shares Subject to Plan. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance as or subject to Awards under the Plan is 1,395,000. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised, in whole or in part, or is not earned in full may again be made subject to an Award under the Plan. If an Option, PSU, SAR or Stock Award terminates, expires or is forfeited without having been exercised in full or is reacquired by the Company pursuant to rights reserved in the Award Document, such Award Item shall not be considered to have been granted or issued for purposes of this Section 4.

The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Covered Individual shall not exceed 150,000. The aggregate number of SARs granted under this Plan during any calendar year to any one Covered Individual shall not exceed 150,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations in this paragraph shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code. The aggregate number of Shares issued pursuant to ISOs shall not exceed 1,395,000, which limitation shall be subject to adjustment under Section 11 only to the extent such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under section 422 of the Code and only to the extent that such adjustment will not affect the status of any ISO intended to qualify as “performance-based compensation” under section 162(m) of the Code.

5. Administration. The Plan shall generally be administered by the Committee. The Committee has ultimate authority to grant all Awards under the Plan to any Covered Individual. The Committee shall retain responsibility to (a) grant Awards to any Covered Individual in the Top-Tier Group and to any other Covered Individual who is an Employee and a Reporting Person and (b) establish the maximum aggregate amount of particular Award Items to be granted to Covered Individuals who are Employees as a group. The CEO, as the delegate of the Committee, may recommend to the Committee the grant of Awards to members of the Top-Tier Group and Employees who are Reporting Persons for consideration by the Committee and may grant awards to Covered Individuals who are Employees and Nonreporting Persons. In making awards, the CEO is acting as a delegate of the Committee and is at all times accountable to the Committee and authorized to act only in accordance with the provisions of the Plan and the guidelines and direction provided by the Committee from time to time.

Subject to the foregoing, the Grantor shall from time to time at its discretion grant Award Items pursuant to the terms of the Plan and shall have plenary authority to determine the Employees to whom and the times at which Award Items shall be granted, the number of Award Items to be covered by each Award Document and the price and other terms and conditions (which need not be identical for all Recipients) thereof, including a specification with respect to whether an Option is intended to be an ISO, all subject to the express provisions of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Award Item granted under it shall be final, binding and conclusive.

No member of the Board or the Committee nor the CEO shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award Item granted under it. No member of the Board or the Committee nor the CEO shall be liable for any act or omission of any other person or for any act or omission on his or her own part, including but not limited to the exercise of any power and discretion given to him or her under the Plan, except those resulting from (a) any breach of such person’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) acts or omissions that would result in liability under Delaware corporate law, and (d) any transaction from which the person derived an improper personal benefit.

Each member of the Board and the Committee and the CEO shall be entitled to indemnification by the Company as provided in the By-Laws of the Company with respect to the administration of the Plan and the granting of Award Items under it.

6. Eligibility. Covered Individuals who are Non-Employee Directors shall receive Options under Section 8. Covered Individuals who are Employees shall be eligible to receive Stock Awards, PSUs, SARs and/or Options under Section 9. The Grantor, in its sole discretion, shall determine whether an individual is an Employee.

7. Award Documents. Each Award Item shall be evidenced by an Award Document. Subject to Sections 8 or 9, as the case may be, the terms of each such Award Document shall be determined by the Grantor, in its sole discretion. The terms, conditions and restrictions with respect to any Award, Recipient or Award Document need not be identical with the terms, conditions and restrictions with respect to any other Award, Recipient or Award Document.

8. Grants to Non-Employee Directors.

(a) Each Non-Employee Director who is a member of the Board as of the Effective Date shall be granted a Nonqualified Option for 10,000 Shares as of the Effective Date.

(b) Each Non-Employee Director who is not a Non-Employee Director as of the Effective Date shall be granted a Nonqualified Option for 10,000 Shares, on the date on which he or she first becomes a member of the Board.

(c) Each Non-Employee Director (including those whose service as a Non-Employee Director commences as of a date subsequent to the Effective Date) shall be granted an Option for 5,000 Shares on the date of each of the Company’s annual meetings of stockholders; provided, that a Non-Employee Director who ceases to be a member of the Board as of such date shall not receive such Option, and provided further, that, in the case of any Non-Employee Director who was not a Non-Employee Director as of the first day of the fiscal year in which such meeting occurs, such amount shall be multiplied by a fraction, the numerator of which is the number of months remaining in the fiscal year in which he or she becomes a member of the Board, and the denominator of which is 12.

(d) Any Option granted to a Non-Employee Director shall be consistent with the following:

(i) Vesting and Forfeiture. Options granted under Section 8(a) shall be fully vested as of the Date of Grant. Options granted under Section 8(b) and Section 8(c) shall become vested on the earlier of a Change of Control or the last day of the fiscal year that includes the Date of Grant. In the event that the Recipient ceases to be a Non-Employee Director without becoming an Employee, any Option that has not yet become vested shall be forfeited.

(ii) Purchase Price. The Option Price shall be 100% of the Fair Market Value of a Share on the Date of Grant. Other than in connection with an event described in Section 11, the Option Price may not be reduced without stockholder approval.

(iii) Restrictions on Transferability. The Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent or distribution, except that a Recipient may irrevocably elect to transfer any Option, or portion thereof, to a Family Member.

Once transferred, an Option, or portion thereof, may not again be transferred except by will or by the laws of descent and distribution and shall remain subject to the same terms and conditions of the Option in effect before the transfer and the Transferee must comply with all other provisions of the Option. A Recipient may not receive consideration for such transfer. A transferred Option, or such transfer portion thereof, shall be forfeited unless the Committee and the Secretary of the Company receive written notice from the Recipient, within thirty (30) days after such transfer, in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Option, or portion thereof, has occurred and the notice identifies the Option, or portion thereof, transferred, the identity and address of the Transferee, and the Transferee’s relationship to the Recipient.

(iv) Payment of Option Price. An Option, or any portion thereof, shall be exercised by written notice to the Secretary of the Company upon such terms and conditions, if any, as the Award Document may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment shall consist of one or a combination of (1) cash, (2) certified check payable to the order of the Company, (3) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board and/or (4) reduction in the number of Shares issuable upon such exercise, based, in the case of clause (4), on the Fair Market Value of the Common Stock as of the date of exercise.

(v) Issuance of Certificate Upon Exercise of Options. As soon as practicable following the exercise of and payment for an Option, or portion thereof, the Company shall issue to the Recipient or the Transferee, as the case may be, a certificate for the number of whole Shares to which the Recipient or the Transferee is entitled under the Award Document. Any fractional Share to which the Recipient would otherwise be entitled (and the amount representing such fractional Share) shall be forfeited.

(vi) Periods of Exercise of Options. An Option shall be exercisable in whole or in part immediately upon becoming vested until one year after the Recipient ceases to be a Non-Employee Director, unless the Recipient is then an Employee, in which case the Option shall remain exercisable as provided under Section 9(h).

(vii) Date of Exercise. The date of exercise of an Option, or portion thereof, shall be the date on which written notice of exercise, addressed to the Company at its main office to the attention of its Secretary, is received, via hand delivery, facsimile (during normal business hours), overnight courier or first class mail, postage prepaid, together with payment in full of the purchase price in accordance with the terms of the Plan and the Award Document. The Company shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option, or portion thereof, until the Recipient or the Transferee, as the case may be, shall have made payment in full of the Option Price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must specify the Option, or portion thereof, being exercised and shall satisfy applicable securities law requirements.

(e) Non-Employee Directors shall not be granted any Awards under the Plan, other than the Awards described in Sections 8(a), 8(b) and 8(c).

(f) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the Option Price and/or tax withholding obligation under any other stock option.

(g) The Committee shall have the right to amend the Award Documents issued to Recipients. Such amendment and the Award Document as amended shall be consistent with this Section 8 and shall be subject to the Recipient’s consent if such amendment is not favorable to the Recipient.

9. Grants to Employees. Unless otherwise provided in the Award Document, as it may be amended pursuant to Section 9(n), Awards granted to Employees shall be subject to the following terms and conditions:

(a) Time of Grant. All Award Items shall be granted within 10 years from the Effective Date.

(b) Vesting and Forfeiture. Each Award Item shall become vested over time, with one-third of each Award vesting on each anniversary of the Date of Grant or, if earlier, fully vesting upon a Change of Control. In the event that the Recipient ceases to be an Employee, any Award Items that have not yet become vested shall be forfeited; provided, however, that in the case of a Recipient who is terminated by the Company other than for Cause, the Grantor may, by written consent in its sole discretion, permit some or all of the Recipient’s Award Items that have not become vested to continue to vest as if the Recipient had remained an Employee.

(c) Purchase Price. Each Award Document that covers an Option shall state the Option Price, which shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Unless the Award Document provides otherwise, the Option Price shall be 100% of the Fair Market Value of a Share on the Date of Grant, except that the Option Price for an ISO issued to a Ten-Percent Stockholder shall be 110% of the Fair Market Value of a Share on the Date of Grant.

Other than in connection with an event described in Section 11, an Option Price or the exercise price of an SAR may not be reduced without stockholder approval.

(d) Restrictions on Transferability. No Award or portion thereof and no interest in an Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent or distribution. No Stock Award Shares may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent or distribution to the extent such Stock Award Shares are not fully vested. Notwithstanding the foregoing and subject to the prior written approval of the Grantor, a Recipient may irrevocably elect to transfer all or a portion of an Award Item or Stock Award Shares to a Family Member. Once transferred, an Award Item, or portion thereof, or Stock Award Shares (to the extent such Stock Award Shares are not fully vested) may not again be transferred except by will or by the laws of descent and distribution and shall remain subject to the same terms and conditions of the Award Item or Stock Award Shares in effect before the transfer and the Transferee must comply with all other provisions of the Award Item or Stock Award Shares. A Recipient may not receive consideration for such transfer.

A transferred Award Item or Stock Award Shares (to the extent such Stock Award Shares are not fully vested) shall be forfeited, unless the Secretary of the Company receives written notice from the Recipient within thirty (30) days after such transfer, in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award Item or Stock Award Shares, or portion thereof, has occurred and the notice identifies the Award Item or Stock Award Shares transferred, the identity and address of the Transferee, and the Transferee’s relationship to the Recipient.

(e) Payment of Option Price. An Option, or portion thereof, shall be exercised by written notice to the Secretary of the Company upon such terms and conditions, if any, as the Award Document may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. Unless otherwise provided in an Award Document, the method or methods of payment shall consist of one or a combination of (i) cash, (ii) certified check payable to the order of the Company, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board and/or (iv) reduction in the number of Shares issuable upon such exercise, based, in the case of clause (iv), on the Fair Market Value of the Common Stock on the date of exercise.

(f) Issuance of Certificate Upon Exercise of Options. As soon as practicable following the exercise of and payment for an Option, or portion thereof, and upon satisfaction of the conditions of Section 18, the Company shall issue to the Recipient or the Transferee, as the case may be, a certificate for the number of whole Shares to which the Recipient is entitled under the Award Document. Any fractional Share to which the Recipient would otherwise be entitled (and the amount representing such fractional Share) shall be forfeited.

(g) Payment on Exercise of PSUs or SARs.

A vested PSU and a vested SAR, or portion thereof, shall be exercised by written notice to the Secretary of the Company upon such terms and conditions as the Award Document may provide and in accordance with such other procedures for the exercise of PSUs and SARs as the Committee may establish from time to time.

As soon as practicable following the exercise of a vested PSU or vested SAR, or portion thereof, the Value of the PSU or SAR, or portion thereof, shall be paid to the Recipient or Transferee, as the case may be, in cash.

(h) Periods of Exercise of Options, PSUs and SARs. An Option, PSU or SAR shall be exercisable in whole or in part immediately upon becoming vested. In the event that the Recipient ceases to be an Employee, any vested Option, vested PSU or vested SAR issued to such Recipient shall remain exercisable for a period of 90 days following the date the Recipient ceases to be an Employee except as follows:

(i) If the Recipient ceases to be an Employee as a result of his or her Retirement, Disability or termination by the Company without Cause, the Recipient or Transferee, as the case may be, shall have the right to exercise such vested Options, vested PSUs or vested SARs for a period of one year following the Recipient’s ceasing to be an Employee; provided, however, that in the case of a Recipient who is terminated by the Company other than for Cause, the Grantor may, by written consent in its sole discretion, permit some or all of such vested Options, vested PSUs or vested SARs to remain exercisable as if the Recipient had remained an Employee;

(ii) If the Recipient ceases to be an Employee as a result of his or her death, any vested Option, vested PSU or vested SAR shall be exercisable for a period of one year from the date of death;

(iii) If the Recipient ceases to be an Employee as a result of his or her termination by the Company for Cause, all Options, PSUs and SARs, shall immediately expire and the Recipient or Transferee, as the case maybe, shall be deemed to have forfeited automatically all Shares otherwise deliverable pursuant to a previously exercised Option but for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Option Price.

(iv) In no event may an Option, SAR or PSU expire more than ten years from the Date of Grant.

For purposes of this Section 9(h), a Recipient ceases to be an Employee on the date of termination of employment as determined in accordance with the Company’s standard personnel policies or, if the Recipient is a party to an employment or severance agreement with the Company or an Affiliate, the date of termination of employment as determined under such agreement.

(i) Date of Exercise. The date of exercise of an Option, PSU or SAR, or portion thereof shall be the date on which written notice of exercise, addressed to the Company at its main office to the attention of its Secretary, is received, via hand delivery, facsimile (during normal business hours), overnight courier or first class mail, postage prepaid, together with payment in full of the purchase price (plus any amounts for taxes, pursuant to Section 18) in accordance with the terms of the Plan and the Award Document. The Company shall not be obligated to deliver any certificates for Shares pursuant to the exercise of Options until the Recipient or Transferee, as the case may be, shall have made payment in full of the Option Price and taxes for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must specify the Option, PSU, SAR or combination thereof, being exercised, and shall satisfy applicable securities law requirements.

(j) Attachment of SARs to Options. The Grantor may provide in the Award Document that an SAR shall be attached to an Option granted under the Plan. Except as may otherwise be set forth in the Award Document, all SARs that are attached to Options shall be subject to the following terms:

(i) such SAR shall expire no later than the Option to which it is attached;

(ii) such SAR shall entitle the Recipient or Transferee, as the case may be, to receive an amount in cash equal to the Value of such SAR;

(iii) such SAR shall be subject to the same restrictions on transferability as the Option to which it is attached;

(iv) such SAR shall be exercisable only when the Option to which it is attached is eligible to be exercised;

(v) such SAR shall be exercisable only when the Fair Market Value of the Shares subject to the attached Option exceeds the Option Price of such Option; and

(vi) such SAR shall expire upon the exercise of the Option to which it is attached.

Except as may otherwise be set forth in the Award Document, upon exercise of an SAR that is attached to an Option, the Shares subject to the Option to which the SAR is attached shall be reduced by the Shares for which the SAR was so exercised.

(k) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the Option Price and/or tax withholding obligation under any other employee stock option.

(l) Custody. Each certificate for Shares issued in respect of a Stock Award shall be held in custody by the Company for the Recipient’s account until the expiration or termination of the vesting or other restrictions set forth in the Plan and the Award Document and the satisfaction of any and all other conditions of the Award Documents applicable to such Stock Award Shares.

(m) Other Provisions. The Award Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option, PSU or SAR or additional limitations upon the term of the Option, PSU or SAR or acceleration of the exercise date, for achievement of performance goals or otherwise, as the Grantor shall deem advisable.

(n) Amendment. The Grantor shall have the right to amend the Award Documents issued to Recipients. Such amendment and the Award Document as amended shall be consistent with this Section 9 and shall be subject to the Recipient’s consent if such amendment is not favorable to the Recipient.

10. Limitation on Exercise of Incentive Stock Options. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which an ISO may first become exercisable by a Recipient in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Section 10 shall apply only to ISOs granted under the Plan, and not to any other Options, PSUs or SARs. In the event an individual receives an Option intended to be an ISO which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives an Option that first becomes exercisable in a calendar year (whether pursuant to the terms of the Award Document, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that has an aggregate Fair Market Value (determined as of the Date of Grant) that exceeds the limitations set forth above, the portion of the Option in excess of the limitation shall be treated as a Nonqualified Option.

11. Adjustments on Changes in Capitalization. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Committee shall, make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and subject to outstanding Options, to the Option Prices, and the number of PSUs and SARs subject to outstanding Awards. Any reference to the Option Price in the Plan and Award Documents shall be a reference to the Option Price as so adjusted. Any reference to the term “Shares” in the Plan and Award Documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Section 11. The Committee’s adjustment shall be effective and binding for all purposes of this Plan, provided that no adjustment shall be made which will cause an ISO to lose its status as such. If the adjustment provided for in this Section 11 may require the Company to issue fractional shares, the total adjustment with respect to the Plan shall be rounded down to the next whole share, as determined by the Committee.

12. Rights as Stockholder. A Recipient shall not have any right as a stockholder with respect to any Shares subject to an Award until the Recipient is issued Shares pursuant to the Award. Notwithstanding anything in the Plan to the contrary, an Award Document may provide that an Award may include dividend equivalents.

13. Forfeiture Upon Occurrence of Certain Events.

Notwithstanding any other provision of the Plan, no payment of any Award shall be made and all rights of the Recipient (or his designated beneficiary or legal representative or Transferee) to the payment thereof under the Plan shall be forfeited if, prior to the time of such payment, the Recipient (a) without the Company’s consent, shall be employed by a competitor of, or shall be engaged in any activity in competition with, the Company or an Affiliate in violation of any law or written agreement; (b) divulges without the consent of the Company any secret or confidential information belonging to the Company or an Affiliate; or (c) has been dishonest or fraudulent in any matter affecting the Company or an Affiliate. The Company shall give a Recipient written notice of the occurrence of any such event prior to making any such forfeiture.

14. Interpretation. The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the ISOs granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, and that Shares transferred pursuant to the exercise of Nonqualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

15. Amendment of the Plan. The Board reserves the right at any time or times to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan to any extent and in any manner that it may deem advisable, and no consent or approval by the stockholders of the Company or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the stockholders of the Company, make any modification, alteration or amendment which would violate applicable stock exchange or quotation market rules, the Code or Rule 16b-3. No modification, alteration or amendment of the Plan may, without the consent of the Recipient (beneficiaries in case of his death) to whom any Award Item shall theretofore have been granted under the Plan adversely affect any right of such Recipient under such Award, except in accordance with the provisions of the Plan and/or any Award Document applicable to any such Award Item. Subject to the provisions of this Section 15, any modification, alteration or amendment of any provisions of the Plan may be made retroactively.

The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the stockholders of the Company, any Recipient or beneficiary or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall affect any right or obligation with respect to any Award theretofore made except as herein otherwise provided.

16. Continued Employment. The grant of an Award Item pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Recipient in the employ of the Company or an Affiliate, as a member of the Board, as an independent contractor or in any other capacity, whichever the case may be.

17. Securities Law. The Plan and the grant of Award Items shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Documents to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

18. Withholding of Taxes. The Company shall withhold the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable or that otherwise becomes taxable. Whenever the Company proposes or is required to issue or transfer Shares, the Company shall have the right to (a) require the Recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever action it deems necessary to protect its interests, including the right to deduct the amount required to be withheld from any payment of any kind otherwise due to the

Recipient. If and to the extent permitted by the Committee, a Recipient may satisfy applicable withholding requirements by the delivery to the Company of previously held Shares or the withholding of Shares otherwise issuable to the Recipient. The Committee may add such other reasonable requirements and limitations regarding elections pursuant to this Section 18 as it deems appropriate.

19. General.

(a) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

(b) Term of Plan. The Plan shall become effective on the Effective Date, and shall expire on the tenth anniversary of the Effective Date, unless sooner terminated by the Board. The Board shall submit this Plan to the stockholders of the Company for their approval at the first annual meeting of stockholders held after the adoption of the Plan by the Board. Nothing contained in this Section 19(b), however, shall terminate or affect the continued existence of rights created under Awards issued hereunder and outstanding on the tenth anniversary of the Effective Date which by their terms extend beyond such date.

(c) Leave of Absence. The Committee may determine whether any given leave of absence constitutes a termination of employment for purposes of the Plan; provided, however, that (a) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for other purposes approved by the Company if the period of such leave does not exceed 90 days, and (b) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the Employee’s right to re-employment is guaranteed either by statute or contract, shall not be deemed a termination of employment.

(d) Other Plans. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the awarding of stock options otherwise than under the Plan. Unless otherwise provided by the Committee in an Award Document or in a written agreement between the Recipient and the Company or an Affiliate, the amounts deemed paid to a Recipient under the Plan shall not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program or policy of the Company or any Affiliate.

NOBEL LEARNING COMMUNITIES, INC.

Attest:	By:

Dated:

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NOBEL LEARNING COMMUNITIES, INC.

The undersigned hereby appoints George H. Bernstein, Kathy E. Herman and William E. Bailey proxies for the undersigned, each with power to appoint his or her substitute, and authorizes each of them acting alone, or together if more than one is present, to represent and to vote, as specified below, all of the shares of the undersigned held of record by the undersigned on September 3, 2004, at the Annual Meeting of Stockholders of Nobel Learning Communities, Inc. (the “Company”) on October 6, 2004, and at all adjournments thereof, on the matters set forth herein and in the discretion of the proxies for the transaction of such other business as may come before the meeting.

Your name should appear exactly as your name appears in the space at the left. For joint accounts, any co-owner may sign. When signing in a fiduciary or representative capacity, please give your full title as such. If a corporation or partnership, sign in full corporate or partnership name by authorized officer or partner.

Date: , 2004

(OVER)

1.	ELECTION OF TWO DIRECTORS TO SERVE FOR A THREE-YEAR TERM (UNTIL THE ANNUAL MEETING OF STOCKHOLDERS FOR FISCAL YEAR 2007)

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for
	(except as marked to the contrary below):		all nominees listed below
	George H. Bernstein		Michael J. Rosenthal

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name in the following space:

2.	APPROVAL OF 2004 OMNIBUS INCENTIVE EQUITY COMPENSATION PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH NOMINEE, “FOR” APPROVAL OF 2004 OMNIBUS INCENTIVE EQUITY COMPENSATION PLAN, AND “FOR” RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY’S 2005 FISCAL YEAR. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.